CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN OMITTED.

CREDIT AGREEMENT

dated as of December 31, 2019 among

SMC FINANCING LLC,
as Borrower

SOUTHERN MANAGEMENT CORPORATION
in its individual capacity and as Seller and as Servicer and
ARES AGENT SERVICES, L.P.,
as Administrative Agent and Collateral Agent and
the Lenders party hereto

$350,000,000 Senior Secured Revolving Loan

TABLE OF CONTENTS

Page

SECTION 1.    DEFINITIONS AND INTERPRETATION    1
1.1.Definitions    1
1.2.Accounting Terms    30
1.3.Interpretation, etc    30
SECTION 2.    LOANS    31
2.1.Revolving Loans    31
2.2.Use of Proceeds    31
2.3.Register; Notes    32
2.4.Interest on Loans    32
2.5.Default Interest    32
2.6.[Reserved]    33
2.7.Voluntary Prepayments; Commitment Reductions    33
2.8.Mandatory Receivable Repurchases    34
2.9.Controlled Accounts    35
2.10.Application of Collections    35
2.11.General Provisions Regarding Payments    38
2.12.Making LIBOR Rate Loans    39
2.13.Increased Costs; Capital Adequacy    40
2.14.Taxes; Withholding; Payments Free of Taxes    41
2.15.Obligation to Mitigate    45
2.16.Determination of Borrowing Base    45
2.17.Cure of Borrowing Base Deficiency    45
2.18.Increases    45
2.19.Removal or Replacement of a Lender    46
SECTION 3.    CONDITIONS PRECEDENT    46
3.1.Closing Date    46
3.2.Conditions to Each Credit Extension    50
3.3.Conditions to Each Release of Funds    51
SECTION 4.    REPRESENTATIONS AND WARRANTIES    52
4.1.Organization; Requisite Power and Authority; Qualification; Other Names    52
4.2.Due Authorization    53
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4.3.No Conflict    53
4.4.Governmental Consents    53
4.5.Binding Obligation    53
4.6.Receivables    54
4.7.No Adverse Selection    54
4.8.No Material Adverse Effect    54
4.9.No Change of Ownership.    54
4.10.Adverse Proceedings, etc    54
4.11.Payment of Taxes    54
4.12.Title to Assets    55
4.13.No Indebtedness    55
4.14.No Defaults    55
4.15.Governmental Regulation    55
4.16.Margin Stock    55
4.17.Certain Fees    55
4.18.Solvency and Fraudulent Conveyance    56
4.19.Compliance with Statutes, etc    56
4.20.Disclosure    56
4.21.Money Control Acts/FCPA    56
4.22.Security Interest    57
4.23.Payment Instructions; etc    57
4.24.Transfer Agreement    58
4.25.Places of Business    58
4.26.ERISA    58
SECTION 5.    AFFIRMATIVE COVENANTS    58
5.1.Reports    58
5.2.Existence    61
5.3.Payment of Taxes and Claims    61
5.4.Compliance with Laws    61
5.5.Further Assurances    61
5.6.Separateness    62
5.7.Cash Management Systems    65
5.8.Insurance    68

5.9.Financial Statements    68
5.10.Due Diligence; Access to Certain Documentation    69
5.11.Dividend Restriction    70
5.12.Facility Rating    71
5.13.Transfer Agreement    71
5.14.Renewals of Receivables    71
SECTION 6.    NEGATIVE COVENANTS    71
6.1.Indebtedness    71
6.2.Liens    72
6.3.Investments    72
6.4.Fundamental Changes; Disposition of Assets; Acquisitions    72
6.5.Material Contracts and Organizational Documents    72
6.6.Sales and Lease-Backs    73
6.7.Transactions with Affiliates    73
6.8.Conduct of Business    73
6.9.Fiscal Year    73
6.10.Accounts    73
6.11.Prepayments of Certain Indebtedness    73
6.12.Servicing Agreement and Backup Servicing Agreement    73
6.13.Independent Director    73
6.14.Sales of Receivables by the Borrower    74
6.15.Changes to the Credit Policies or the Servicing Policies    74
SECTION 7.    EVENTS OF DEFAULT    74
7.1.    Events of Default    74
SECTION 8.    AGENTS    79
8.1.Appointment of Agents    79
8.2.Agents Entitled to Act as Lenders    79
8.3.Powers and Duties    79
8.4.No Responsibility for Certain Matters    80
8.5.Exculpatory Provisions    80
8.6.Collateral Documents    80
8.7.Lenders’ Representations, Warranties and Acknowledgments    81
8.8.Actions Taken By Lenders    81

8.9.Right to Indemnity    81
8.10.Resignation of Administrative Agent and Collateral Agent    82
SECTION 9.    MISCELLANEOUS    82
9.1.Notices    82
9.2.Expenses    82
9.3.Indemnity    83
9.4.Set-Off    85
9.5.Amendments and Waivers; Administrative Agent Consents    86
9.6.Successors and Assigns; Participations    87
9.7.Independence of Covenants    91
9.8.Survival of Representations, Warranties and Agreements    92
9.9.No Waiver; Remedies Cumulative    92
9.10.Marshalling; Payments Set Aside    92
9.11.Severability    92
9.12.Headings    92
9.13.APPLICABLE LAW    92
9.14.CONSENT TO JURISDICTION    93
9.15.WAIVER OF JURY TRIAL    93
9.16.Usury Savings Clause    94
9.17.Counterparts    95
9.18.Effectiveness    95
9.19.Patriot Act    95
9.20.Prior Agreements    95
9.21.Third Party Beneficiaries    95
9.22.Confidentiality    95
9.23.No Consolidation    97
9.24.Defaulting Lenders    97
9.25.ERISA    98

APPENDICES:	A	Revolving Loan Commitments
	B	Notice Addresses
	C	Eligibility Criteria
	D E-1 E-2	Excess Concentration Amounts Tier 1 Collateral Performance Triggers Tier 2 Collateral Performance Triggers
EXHIBITS:	A	Form of Funding Notice
	B	Form of Revolving Note
	C	Form of Borrowing Base Certificate
	D	Form of Assignment Agreement
	E	Form of Closing Date Certificate
	F	Form of Solvency Certificate
	G	Credit Policies
	H	Form of Funds Release Request
	I	Form of Contract
SCHEDULES:	1.1	Specified Local Amounts
	1.2	Minimum Account Amounts
	4.1	List of DBAs

CREDIT AGREEMENT

This CREDIT AGREEMENT, dated as of December 31, 2019, is entered into among SMC Financing LLC, a Delaware limited liability company, as Borrower (the “Borrower”), Southern Management Corporation, a South Carolina corporation, in its individual capacity (in such capacity, the “Company”), as Seller (in such capacity, the “Seller”) and as primary servicer (in such capacity, the “Servicer”), and Ares Agent Services, L.P., a Delaware limited partnership (“Ares”), as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent (in such capacity, the “Collateral Agent”) and the Lenders (as defined herein) party hereto.

WITNESSETH:

WHEREAS, pursuant to the Receivables Purchase Agreement, Borrower may from time to time in the future acquire from Seller certain Receivables originated or acquired by an Originator that, if the Seller did not originate such Receivables, the Seller pursuant to the Transfer Agreement will have acquired from the applicable Originators; and

WHEREAS, Borrower has requested that the Lenders make available to Borrower a revolving senior secured loan facility in an amount up to $350,000,000 (the “Facility”), the proceeds of which shall be used by Borrower to fund the purchase of certain Receivables from Seller and to pay transaction expenses at closing; and

WHEREAS, the Borrower has agreed to secure all of its Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a first priority Lien on all of its assets.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

1.1.Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“Adjusted LIBOR Rate” means, for any Interest Period, the per annum rate equal to the greater of (a) 1.00% per annum and (b)(i) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) (such page currently being Reuters Screen LIBOR01 Page) for deposits (for delivery on the first day of such period) for a one-month period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on the related Interest Rate Reset Date, or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits (for delivery on the first day of such period) for a one-month period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on the related Interest Rate

Reset Date, or (iii) in the event the rates referenced in the preceding clauses (i) and (ii) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan for which the Adjusted LIBOR Rate is then being determined with maturities equal to a one-month period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Reset Date. Notwithstanding the foregoing, if “LIBOR” ceases being reported on the Reuters Screen LIBOR01 Page (or by any other Person that takes over the administration of such rate) or is otherwise no longer in effect, Adjusted LIBOR Rate shall mean (x) a successor rate, including any adjustments thereto, applied in a manner consistent with market practice, selected by the Administrative Agent in its reasonable discretion (after consultation with the Company) to maintain the Lenders’ then-current yield on the LIBOR Rate Loans or (y) solely if no such broadly accepted comparable successor rate consistent with market practice exists at such time, a successor or alternative index rate as the Administrative Agent determines (after consultation with the Company) in its reasonable judgment to maintain the Lenders’ then-current yield on the LIBOR Rate Loans.

[***].

“Administrative Agent” as defined in the preamble hereto.

“Advance Rate” means [***].

“Adverse Proceeding” means, with respect to any Person, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of such Person) at law or in equity, or before or by any Governmental Authority, domestic or foreign, whether pending or, to the knowledge of such Person, threatened in writing against or affecting such Person or its properties (which for the avoidance of doubt excludes any routine examination, inquiry or investigation).

“Affected Lender” as defined in Section 2.12(b). “Affected Loans” as defined in Section 2.12(b).
“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling (including any member of senior management of such Person), controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (a) to vote 20% or more of the Securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or other beneficial interests or by contract or otherwise.

“Agent” means each of the Administrative Agent and the Collateral Agent.

“Agreement” means this Credit Agreement, dated as of December 31, 2019, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Amortization Advance Rate” means, as of any date of determination during the Amortization Period, the lowest of the rates, calculated for each of the previous Settlement Dates since the Scheduled Commitment Termination Date, expressed as a percentage, equal to a fraction, the numerator of which is the aggregate principal amount of all Loans outstanding after the application of Collections pursuant to Section 2.10(b)(i) through (vi) on such Settlement Date, and the denominator of which is the aggregate Invested Amount of all Eligible Receivables on the last day of the Collection Period for such Settlement Date minus the aggregate of the Excess Concentration Amounts on the last day of the Collection Period for such Settlement Date; provided, however, that at any time that a Tier 1 Collateral Performance Trigger has occurred and is continuing, the “Amortization Advance Rate” shall be the Amortization Advance Rate (determined without giving effect to this proviso) minus 10 percentage points until the non- existence of a Tier I Collateral Performance Trigger, as of three consecutive Settlement Dates.

“Amortization Period” means the period beginning on, but excluding, the Scheduled Commitment Termination Date and ending on the date that is twenty-four (24) months following the last day of the Revolving Period.

“Amount Financed” means, with respect to any Receivable, the original financed balance of such Receivable.

“Applicable Margin” means [***]

“Approved Fund” means any Person (other than a natural person) that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Approved State” means Alabama, Georgia, Illinois, Indiana, Kentucky, Missouri, Oklahoma, South Carolina, Tennessee, Texas and Wisconsin, and any other state that the Borrower requests to add, subject to prompt completion of customary regulatory review, the results of which are satisfactory to the Administrative Agent, exercising commercially reasonable discretion, not to be unreasonably withheld, conditioned or delayed.

“APR” of a Receivable means the annualized rate of the monthly finance charges stated in the Contract.

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“Ares” as defined in the preamble hereto.

“Assignment” as defined in the Receivables Purchase Agreement.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit D, with such amendments or modifications as may be approved by the Administrative Agent in its reasonable discretion.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), chief financial officer, chief operations officer, treasurer or manager.

“Backup Servicer” means Vervent Inc. or any independent third party selected by the Company and approved by the Administrative Agent in its reasonable discretion, to perform monitoring functions with respect to the Receivables and to assume the role of Successor Servicer upon removal or resignation of the Servicer, in each case, as set forth in the Backup Servicing Agreement.

“Backup Servicing Agreement” means that certain Backup Servicing Agreement, dated as of the date hereof, by and among the Backup Servicer, the Servicer, the Administrative Agent, the Collateral Agent, and the Borrower, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, in form and substance acceptable to the Administrative Agent in its reasonable discretion.

“Backup Servicing Fees” as defined in the Backup Servicing Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, a rate per annum equal to the greater of (a) [***].

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Benefit Plan Investor” as defined in Section 4.27. “Borrower” as defined in the preamble hereto.
“Borrowing Base” means, as of any date of determination, an amount equal to (a) the Maximum Advance Amount as of such date, plus (b) all amounts related to Collections on deposit on such date in the Collection Account, minus (c) all accrued but unpaid interest and fees payable by the Borrower under the Credit Documents, and amounts due from the Borrower in respect of expenses or indemnified amounts under the Credit Documents for which written demand has been

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made to the Borrower. If the Borrowing Base is being determined in connection with a Reporting Date then the amount in clause (b) above should be determined after giving effect to all amounts to be released pursuant to Section 2.10 on the related Settlement Date.

“Borrowing Base Action” means any of the following actions: (i) the borrowing of a Loan pursuant to Section 2.1(b) and (ii) the application of funds in the Collection Account toward the purchase of Eligible Receivables pursuant to Section 2.10(c).

“Borrowing Base Certificate” means a certificate, substantially in the form of Exhibit C, executed by an Authorized Officer of the Borrower and delivered to the Administrative Agent, which sets forth the calculation of the Borrowing Base, including a calculation of each component thereof, as of the close of business on the second Business Day prior to delivery thereof or if delivered as part of the Monthly Servicing Report, as of the last day of the Collection Period that ended immediately before the related Reporting Date.

“Borrowing Base Deficiency” means, as of any date of determination, the amount by which the aggregate principal amount of all Loans outstanding exceeds the Borrowing Base; provided, however, that for purposes of determining a Borrowing Base Deficiency on any Settlement Date, the definition of Borrowing Base shall exclude clauses (b) and (c) thereof.

“Branch Account” as defined in the Master Collection Account Agreement.

“Branch Office” means each location of any Originator at which Company Receivables are advanced or payments on Company Receivables are received.

“Budget” as defined in the Credit Policies for Heights.

“Business Day” means (a) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and
(b) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBOR Rate or any LIBOR Rate Loans, the term “Business Day” shall mean any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Calculated Net Balance” means, with respect to any Receivable, (a) if either the date of determination is the last day of a calendar month or such Receivable was originated in the same calendar month that its Calculated Net Balance is being determined, the Net Balance for such Receivable and (b) otherwise, the Gross Balance for such Receivable, multiplied by the ratio, expressed as a percentage, calculated as of the last day of the calendar month immediately preceding the date of determination, of (i) the aggregate Net Balance of all Eligible Receivables, to (ii) the aggregate Gross Balance of all Eligible Receivables.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP as in effect on the date hereof, is or should be accounted for as a capital lease on the balance sheet of that Person or after the adoption of FAS 13 by such Person, is or should be accounted for as a finance lease on the balance sheet of that Person.

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“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.
“Cash” means money, currency or a credit balance in any demand or deposit account. “Cash Equivalents” means, as at any date of determination, (a) marketable securities
(i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date, (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s, (c) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by a Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary United States Federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than
$500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s. For the avoidance of doubt, Permitted Investments as described in the foregoing clause (e) can include any such money market funds in which the Collection Account Bank or an affiliate of the Collection Account Bank acts as an investment advisor or provides other investment related services.

“Cash Management System” as defined in Section 5.7(a)(v).

“Cash Out Ratio” means (i) the net cash paid to the Obligor at the time of origination of a Receivable divided by (ii) the original Amount Financed of such Receivable.
“CFPB” means the Consumer Financial Protection Bureau, or any successor agency. “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory

6

authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Ownership” means, at any time, (a) with respect to the Parent, SouthernCo Holdings, LLC shall cease to directly beneficially own and control, 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of the Parent, (b) with respect to the Company, the Parent shall cease to beneficially own and control, directly or indirectly, 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of the Company, (c) with respect to Heights, the Company shall cease to directly beneficially own and control, 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of Heights and (d) with respect to the Borrower, the Company shall cease to directly beneficially own and control, 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of the Borrower.

“Change of Ownership Make-Whole Payment” as defined in the Payment Letter.

“Charge-Off Rate” means, with respect to any date of determination for any Collection Period for a Receivables Segment, the product of (a) 12 multiplied by (b) a rate, expressed as a percentage, equal to a fraction (i) the numerator of which is the aggregate Net Balance of all Receivables in such Receivables Segment that became Charged-Off Receivables during such Collection Period and (ii) the denominator of which is the aggregate Net Balance of all Receivables in such Receivables Segment at the beginning of such Collection Period.

“Charged-Off Receivable” means, with respect to any date of determination, a Receivable or Company Receivable with respect to which the earlier of any of the following shall have occurred (without duplication): (a) a Scheduled Receivable Payment under such Receivable or Company Receivable is (i) one hundred eighty-one (181) or more Days Past Due or (ii) one hundred fifty-one (151) or more Days Past Due if such Receivable or Company Receivable is under a Retail Installment Sales Contract, (b) if such Receivable or Company Receivable is secured by collateral, the Servicer has repossessed such collateral, (c) the Servicer has otherwise determined, in accordance with the applicable Servicing Policy, that the related Receivable or Company Receivable is uncollectible or should be charged-off, (d) the related Obligor is deceased,
(e) Net Liquidation Proceeds have been received in respect of such Receivable or Company Receivable, (f) proceeds have been received in respect of such Receivable or Company Receivable which, in the Servicer’s good faith judgment, constitute the final amounts recoverable in respect of such Receivable or Company Receivable, (g) the Servicer has determined or has knowledge that the Obligor or Merchant has committed fraud in connection with the related Contract or (h) the obligations of the related Obligor with respect to such Receivable or Company Receivable have been discharged pursuant to a proceeding under the Bankruptcy Code or other applicable Debtor Relief Laws.

“Closing Date” means December 31, 2019.

“Closing Date Certificate” means a Closing Date Certificate of an Authorized Officer of each Credit Party substantially in the form of Exhibit E.

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“Closing Date Material Adverse Change” means a material adverse change in (a) the business operations, assets, condition (financial or otherwise), or liabilities of the Borrower, or of the Other Credit Parties taken as a whole, since December 31, 2018, (b) the ability of the Borrower, or the Other Credit Parties taken as a whole, to fully and timely perform each of their material Obligations under the Credit Documents to which each of them is a party, or (c) the legality, validity, binding effect, or enforceability against any Credit Party of any of the Credit Documents to which it is a party.

“Collateral” means, collectively, all of the personal property in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations; provided, however, that any Receivable that is repurchased in accordance with and pursuant to the terms and conditions of Section 2.8(a) shall no longer constitute Collateral from and after the date of such repurchase.

“Collateral Agent” as defined in the preamble hereto.

“Collateral Documents” means this Agreement, the Security Agreement, the Guaranty, the Equity Pledge Agreement, the Control Agreement, the Master Collection Account Agreement, the SMC Account Control Agreement, the Heights Account Control Agreement and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to the Collateral Agent, for the benefit of the Secured Parties, a Lien on any personal property of such Credit Party as security for the Obligations.

“Collection Account” as defined in the Security Agreement. “Collection Account Bank” as defined in the Security Agreement.
“Collection Account Bank Fee” means, collectively, the fees due and owing to the Collection Account Bank pursuant to the terms of the Control Agreement.

“Collection Period” means, (a) with respect to the initial Settlement Date, the period beginning on the Closing Date and ending on the last day of the calendar month in which the Closing Date occurs, and (b) with respect to any other Settlement Date, the immediately preceding calendar month.

“Collections” means all Cash collections on the Receivables, including, without limitation, all Scheduled Receivable Payments, all non-scheduled payments, all prepayments (including in connection with any renewal), all deposits of Daily Cash Usage, all late fees, all other fees, all Net Insurance Proceeds, all insurance claims, all Net Liquidation Proceeds, investment earnings, residual proceeds, payments received under any personal guaranty with respect to a Receivable and all other payments received with respect to the Receivables, but excluding any and all Excluded Amounts.

“Commitment Availability” means, as of any date of determination during the Revolving Period, the lesser of (i) an amount equal to the Borrowing Base minus the aggregate principal balance of all Loans outstanding and (ii) the Undrawn Amount.

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“Commitment Payment” as defined in the Payment Letter.
“Company” means Southern Management Corporation, a South Carolina corporation. “Company Receivables” means all amortizing installment loan receivables originated by an Originator and all installment sale receivables originated by a Merchant and acquired by an Originator and, in each case, if the applicable Originator is different from the Seller, acquired by the Seller from the applicable Originator from time to time, including the Receivables.

“Confidential Information” as defined in Section 9.22.

“Consolidated Liquidity” means, as of any date of determination, with respect to the Parent and its consolidated Subsidiaries, the sum of [***]; provided that, as of such date, all of the conditions to funding such amounts under clause (b) have been fully satisfied (other than delivery of prior notice of funding and prefunding notices, opinions and certificates that are reasonably capable of delivery as of such date) and no lender under such credit facilities shall have refused to make a loan or other advance thereunder at any time after a request for a loan or other advance was made thereunder.

“Consolidated Net Income” means, for any period, an amount equal to the net income (or loss) of the Parent and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

“Contract” means, with respect to any Receivable or Company Receivable, the contract, promissory note (if applicable) and disclosure statement (including any modifications thereto) between the applicable Originator (or, in the case of a Retail Installment Sales Contract, the applicable Merchant) and the applicable Obligor, and (if applicable) consent for use of electronic records and signatures, in each case, substantially in the forms attached hereto as Exhibit I.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control” means, the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other beneficial interests or by contract or otherwise.

“Control Agreement” means the Collection Account Control Agreement, dated as of the date hereof, among the Borrower, the Collateral Agent and the Collection Account Bank, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Credit Date” means the date of a Credit Extension.

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“Credit Document” means any of (a) this Agreement, the Notes, if any, the Collateral Documents, the Guaranty, the Payment Letter, the Exclusivity Side Letter and the Related Agreements and (b) all other documents, instruments or agreements executed and delivered by any Credit Party for the benefit of any Agent or any Lender in connection herewith and therewith.

“Credit Extension” means the making of a Loan.

“Credit Party” means, each of the Borrower, the Company, the Seller, the Servicer, each Originator and the Guarantor.

“Credit Policies” means the practices, credit models, underwriting guidelines and pricing grid of the Company and Heights attached hereto as Exhibit G, as such practices, credit models, underwriting guidelines and pricing grid may be amended, restated, supplemented or otherwise modified from time to time in accordance herewith.

“Credit Score” means, with respect to an Obligor of a Receivable, the statistical credit score of the Obligor of a Receivable based on methodology developed by Fair Isaac Corporation or methodology maintained by VantageScore Solutions, LLC and used by the applicable originator or its agents to determine credit risk when underwriting such Receivable. For purposes of clarification, (i) the “Credit Score” of any Obligor shall mean the most recent Credit Score used by the Borrower, or the applicable Originator as the case may be, to make a credit decision with respect to such Obligor, by the Borrower, or the applicable Originator, as the case may be and (ii) solely for purposes of determining the weighted average Credit Score, if a five point range is provided with respect to any Obligor in lieu of an exact number, the “Credit Score” with respect to such Obligor shall be the median of such five point range. For the avoidance of doubt, if any Obligor does not have a Credit Score, such Credit Score shall be deemed to be zero for purposes of the Credit Documents.

“Cumulative Net Loss Rate” means, as of any Reporting Date and with respect to any Quarterly Vintage Pool, a rate, expressed as a percentage equal to a fraction, (a) the numerator of which is the Cumulative Net Losses with respect to all Receivables in such Quarterly Vintage Pool and (b) the denominator of which is the aggregate Net Balance of all Receivables in such Quarterly Vintage Pool at the time of origination or acquisition thereof by the applicable Originator.

“Cumulative Net Losses” means, as of any Reporting Date and with respect to any Quarterly Vintage Pool, the aggregate Net Balance of all Receivables in such Quarterly Vintage Pool that have become Charged-Off Receivables during the period beginning on the applicable Origination Date through the last day of the related Vintage Age, net of all Net Liquidation Proceeds received with respect to such Receivables as of the last day of the related Vintage Age. For the avoidance of doubt, the Cumulative Net Losses for each Monthly Vintage Pool comprising a Quarterly Vintage Pool shall be evaluated at the latest Vintage Age for which data is available for all three Monthly Vintage Pools within a Quarterly Vintage Pool for the relevant Vintage Age identified on the charts set forth on Appendices E-1 and E-2.

“Daily Cash Usage” as defined in Section 5.7(a)(iv).

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“Days Past Due” means, as of any date of determination, the number of calendar days elapsed since the due date of the earliest Scheduled Receivable Payment that has not been received from the related Obligor.

[***].

“Debtor Relief Laws” means the Bankruptcy Code, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets, assignment for the benefit of creditors or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect, affecting the rights of creditors generally or the rights of creditors of banks.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s pro rata share of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Defaulting Lenders had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Loans of such Defaulting Lender.

“Default Funding Rate” as defined in Section 2.5.

“Default Period” means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (a) the date on which all Revolving Loan Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (b) the date on which (i) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non- pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms hereof), and (ii) such Defaulting Lender shall have delivered to the Borrower and the Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Revolving Loan Commitments and (c) the date on which the Borrower and the Administrative Agent waive all Funding Defaults of such Defaulting Lender in writing, if applicable.

“Defaulted Loan” as defined in Section 9.24.

“Defaulting Lender” has the meaning set forth in Section 9.24.

“Delinquency Rate” means, with respect to any Receivables Segment, a rate, expressed as a percentage, equal to a fraction (a) the numerator of which is the aggregate Gross Balance of all Receivables in such Receivables Segment that are Delinquent Receivables and (b) the denominator of which is the aggregate Gross Balance of all Receivables in such Receivables Segment, in each case, as of the last day of the most recently ended Collection Period.

“Delinquent Receivable” means, with respect to any date of determination, a Receivable with respect to which the related Obligor is more than thirty-one (31) Days Past Due with respect to any portion of a Scheduled Receivable Payment and which is not a Charged-Off Receivable.

“Dollars” and the sign “$” mean the lawful money of the United States of America. “Eligibility Criteria” means the criteria set forth on Appendix C.
“Eligible Assignee” means (i) any Lender, any Lender Affiliate (other than a natural person) or any Approved Fund, (ii) Pacific Western Bank (together with its successors and permitted assigns) and (iii) any other Person (other than a natural Person) approved by Company (which approval shall not be required if a Tier 1 Collateral Performance Trigger, a Regulatory Trigger Event, an Event of Default or a Default has occurred and in continuing) and Administrative Agent (each such approval not to be unreasonably withheld).

“Eligible Obligor” means, with respect to any Receivable, an Obligor that (a) is not subject to a proceeding under the Bankruptcy Code or other applicable Debtor Relief Laws, (b) has a valid social security number or taxpayer identification number and holds a valid driver’s license or other acceptable form of identification issued by a state or federal government, (c) is a natural person,
(d) has not committed fraud in connection with any Contract, (e) is at least 18 years old and (f) to the knowledge of the Credit Parties, (i) is not an employee, or an Immediate Family Member of any employee of, any Credit Party, (ii) is living in the United States, and (iii) is not deceased.

“Eligible Receivable” means a Receivable with respect to which the Eligibility Criteria are satisfied as of the applicable date of determination.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is sponsored, maintained or contributed to by, or required to be contributed by, the Borrower, the Company or any of their respective Subsidiaries, or under which the Borrower, the Company or any of their respective Subsidiaries has, or could reasonably be expected to have, any liability (including contingent liability and liability on account of an ERISA Affiliate).

“Equity Pledge Agreement” means that certain Pledge Agreement dated as of the date hereof between the Company and the Collateral Agent.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Borrower, the Company, or any of their respective Subsidiaries, is treated as a single employer for purposes of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision of thirty (30) day notice to the PBGC has been waived by regulation); (ii)

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the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Borrower, the Company, any of their respective Subsidiaries or any ERISA Affiliate from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Borrower, the Company, or any of their respective Subsidiaries pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on the Borrower, the Company, any of their respective Subsidiaries or any ERISA Affiliate pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of the Borrower, the Company, any of their respective Subsidiaries or any ERISA Affiliate in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan, or the receipt by the Borrower, the Company, any of their respective Subsidiaries or any ERISA Affiliate of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on the Borrower, the Company, or any of their respective ERISA Affiliates with respect to any Employee Benefit Plan of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim against any Employee Benefit Plan or the assets thereof, or against Borrower, the Company, any of their respective ERISA Affiliates with respect to any Employee Benefit Plan other than routine claims for benefits due but not delinquent; (x) the failure of any Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any such Employee Benefit Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; (xi) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or pursuant to Section 303(k) of ERISA with respect to any Pension Plan; or (xii) the determination that a Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA.

“Event of Default” means any of the conditions or events set forth in Section 7.1.

“Excess Concentration Amounts” means each of the amounts set forth on Appendix D, but without duplication.

“Exchange Act” means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Excluded Amounts” means any amount deposited into the Collection Account in error.

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“Excluded Taxes” means, with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document, any of the following Taxes: (a) Taxes imposed on or measured by any Recipient’s net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Revolving Loan Commitment pursuant to a law in effect at the time such Lender (i) acquires the applicable interest in a Loan or Revolving Loan Commitment (other than pursuant to a request by the Company under Section 2.19) or (ii) designates a new lending office or branch, except, in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes that are attributable to a Recipient’s failure to comply with Section 2.14(e), and (d) withholding Taxes imposed pursuant to FATCA.

“Exclusivity Side Letter” means the letter agreement, dated as of the date hereof, between the Administrative Agent, the Company, the Guarantor and the Borrower, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Facility” as defined in the recitals hereto.

“Facility Availability” means, with respect to any date of determination during the Revolving Period, (i) all Collections on deposit in the Collection Account, minus (ii) the product of (x) 1.10 and (y) the total amount of funds to be distributed pursuant to Section 2.10(a)(i) through
(iv) on the immediately succeeding Settlement Date (or, for any date of determination occurring on or after the first day of any calendar month and prior to the Settlement Date occurring in such calendar month, on the immediately succeeding two (2) Settlement Dates), as determined by the Administrative Agent in its reasonable discretion.

“Fair Valuation” means, in respect of any Person, the value of the consolidated assets of such Person on the basis of the amount which may be realized by a willing seller within a reasonable time through collection or sale of such assets at market value on a going concern basis to an interested buyer who is willing to purchase under ordinary selling conditions in an arm’s- length transaction.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of the Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of such Sections of the Code and any legislation, regulation or guidance giving effect to such intergovernmental agreements.

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“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight United States Federal funds transactions with members of the Federal Reserve System arranged by United States Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the next succeeding Business Day; provided, (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to Ares on such day on such transactions similar in size and tenor of the Loans as determined by the Administrative Agent.

“Final Maturity Date” means the date that is the last day of the Amortization Period.

“Fiscal Quarter” means, with respect to a particular Fiscal Year, each fiscal quarter corresponding to such Fiscal Year.

“Fiscal Year” means for any Credit Party, any consecutive twelve-month period commencing on the date following the last day of the previous fiscal year and ending on December 31 of each calendar year.

“Foreign Plan” shall mean any “employee benefit plan” as defined in Section 3(3) of ERISA that is (a) neither subject to ERISA nor a governmental plan within the meaning of Section 3(32) of ERISA and (b) mandated by a government other than the United States or a state within the United States or an instrumentality thereof.

“Funding Notice” means a notice substantially in the form of Exhibit A. “Funding Default” as defined in Section 9.24.
“Funds Release Request” means a notice substantially in the form of Exhibit H.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government, and which has jurisdiction over the applicable Credit Party.

“Gross Balance” means, with respect to any Receivable, all remaining amounts owed by the related Obligor under such Receivable.

“Guarantor” means the Parent, in its capacity as a guarantor under the Guaranty.

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“Guaranty” means that certain Limited Guaranty, dated as of the date hereof, by the Guarantor in favor of the Administrative Agent, on behalf of the Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Heights” means Heights Finance Corporation, an Illinois corporation.

“Heights Account Control Agreement” means that certain Blocked Account Agreement, dated as of December 31, 2019 among Heights, the Heights Collection Account Bank and the Master Collection Account Bank, as secured party, as amended, restated, supplemented or otherwise modified from time to time.

“Heights Collection Account” means the account numbered [***], or such other accounts agreed to by the Administrative Agent in writing, in all cases, in the name of Heights at the Heights Collection Account Bank.

“Heights Collection Account Bank” means a bank designated by Heights and approved by the Administrative Agent in its reasonable discretion.

“Heights Receivable” means any Receivable originated or acquired by Heights or any of its Subsidiaries.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Immediate Family Member” means a Person’s spouse, parent or child residing at the same address as such Person.

“Increase Payment” as defined in the Payment Letter.

“Indebtedness” as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding trade payables incurred in the ordinary course of business and that are unsecured and any such obligations incurred under ERISA); (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, (f) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, (g) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Indebtedness of another, (h) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the Indebtedness of the obligor thereof will be paid or discharged, or

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the holders thereof will be protected (in whole or in part) against loss in respect thereof, (i) any liability of such Person for Indebtedness of another through any agreement (contingent or otherwise) (A) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (B) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (A) or (B) of this clause (i), the primary purpose or intent thereof is as described in clause (h) above, and (j) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, whether entered into for hedging or speculative purposes.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages, penalties, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable, documented, out-of-pocket fees and disbursements of counsel for Indemnitees and any reasonable, documented, out-of-pocket fees or expenses incurred by Indemnitees in connection with any investigative, administrative or judicial proceeding commenced by any Person, whether or not any such Indemnitee shall be designated as a party or potential party thereto, and any reasonable, documented, out-of-pocket fees or expenses incurred by Indemnitees in enforcing the indemnification provisions of Section 9.3 (including the reasonable, documented, out-of-pocket fees and disbursements of counsel for Indemnitees incurred in enforcing the indemnification provisions of Section 9.3)), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations, on common law or equitable cause or on contract or otherwise) that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including each Lender’s agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” as defined in Section 9.3(a). “Indemnitee Agent Party” as defined in Section 8.9. “Indemnitor” as defined in Section 9.3(c).
“Independent Accountants” means (a) RSM US LLP or (b) such other firm of independent certified public accountants acceptable to the Administrative Agent in its reasonable discretion.

“Independent Director” means an employee of Citadel SPV LLC or another natural person meeting the qualifications set forth in Section 6.13 and otherwise acceptable to the Administrative Agent in its reasonable discretion.

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“Interest Period” means, with respect to any Loan, (a) with respect to the initial Settlement Date, the period beginning on the initial Credit Date and ending on the last day of the calendar month in which such initial Credit Date occurs, and (b) with respect to any other Settlement Date, the immediately preceding calendar month; provided, that no Interest Period with respect to any portion of the Loans shall extend beyond the Termination Date.

“Interest Rate” means, (a) with respect to any Loan that is a LIBOR Rate Loan and any Interest Period, the Adjusted LIBOR Rate plus the Applicable Margin for such Interest Period, and
(b) with respect to any Loan that is a Base Rate Loan and any Interest Period, the Base Rate plus the Applicable Margin for such Interest Period.

“Interest Rate Reset Date” means, with respect to any Interest Period, the date that is two
(2)Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986.

“Invested Amount” means, with respect to each Receivable and any date of determination, an amount equal to the product of (a) a fraction, (i) the numerator of which is the Amount Financed of such Receivable at the time of origination minus (A) (to the extent included in the Amount Financed) any Origination Fee charged to the Obligor with respect to such Receivable and (B) any Merchant Discounts with respect to such Receivable, and (ii) the denominator of which is the Amount Financed of such Receivable at the time of origination, multiplied by (b) the Calculated Net Balance of such Receivable as of such date.

“Investment” means (a) any direct or indirect purchase or other acquisition by the Borrower of, or of a beneficial interest in, any of the Securities of any other Person, (b) any direct or indirect redemption, retirement, purchase or other acquisition for value, from any Person, of any Capital Stock of such Person, and (c) any direct or indirect loan, advance or capital contributions by such Person to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Lender” means each financial institution listed on the signature pages hereto as a Lender and any other Person that becomes a party hereto pursuant to an Assignment Agreement.

“Lender Affiliate” means, as applied to any Lender or Agent, any Approved Fund or Person directly or indirectly controlling (including any member of senior management of such Person), controlled by, or under common control with, such Lender or Agent. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (a) to vote 20% or more of the Securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Lender Report” as defined in the Backup Servicing Agreement.

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“LIBOR Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate.

“LIBOR Unavailability” as defined in Section 2.12(a).

“Lien” means (a) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (b) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Live Check Receivable” means any Receivable originated by the mailing of a live check and a Contract to a potential new Obligor (excluding for the avoidance of doubt an existing Obligor or any Person who was an Obligor on a Company Receivable at any time within the fourteen months immediately preceding the Origination Date of such Receivable), who accepts the terms of such Contract by depositing such live check.

“Loan” or “Revolving Loan” means each revolving loan made to the Borrower pursuant to Section 2.1(a).

“Lock-Out Make-Whole Payment” as defined in the Payment Letter.

“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Master Collection Account” has the meaning set forth in the Master Collection Account Agreement.

“Master Collection Account Agreement” means the Master Collection Account Agreement, dated as of the date hereof, among the Master Collection Account Bank, the Company, the Collateral Agent, the Borrower and the other parties thereto from time to time, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Master Collection Account Bank” means Wells Fargo Bank, National Association, or a bank designated by the Company and approved by the Administrative Agent in its reasonable discretion.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, assets, condition (financial or otherwise) or liabilities of the Borrower or of the Other Credit Parties taken as a whole, (b) the ability of the Borrower or of the Other Credit Parties taken as a whole to fully and timely perform each of their material obligations under the Credit Documents to which each of them is a party, (c) the legality, validity, binding effect, or enforceability against a Credit Party of any Credit Document to which it is a party, (d) the rights and remedies available to, or conferred upon, any Agent, any Lender or any Secured Party under any Credit Document, (e) the enforceability or collectability of the Receivables taken as a whole or any material portion thereof or (f) the ability of any Credit Party to originate, own, hold, purchase, sell, pledge, service, collect or enforce a material portion of the Receivables.

“Material Contract” means any contract or other arrangement to which a Credit Party is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Indebtedness” means any Indebtedness in excess of [***].

“Maximum Advance Amount” means, as of any date, the product of (a)(i) the Invested Amount of all Eligible Receivables as of such date less (ii) the Excess Concentration Amounts as of such date and (b) the Advance Rate as of such date.

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“Maximum Committed Amount” means $350,000,000; provided, that, the “Maximum Committed Amount” may be increased, in the Administrative Agent’s and the Lenders’ sole discretion, at the request of the Borrower.

“Merchant” means any seller of goods and/or services who originates a Contract by providing point of sale financing to an Obligor.

“Merchant Agreement” means an agreement between a Merchant and an Originator pursuant to which such Merchant assigned, sold, or otherwise transferred (or purported to assign, sell or otherwise transfer) a Receivable to such Originator.

“Merchant Discounts” means, with respect to any Receivable, any discounts or rebates paid or credited by the Merchant with respect thereto pursuant to the applicable Merchant Agreement at the time of the assignment of the Contract to the applicable Originator.

“Merchant Recourse” means the rights against the Merchant under the Merchant Agreement in respect of a Receivable, including any right to cause the Merchant to repurchase a Receivable in the event of a breach of a representation or warranty and rights to indemnification.

“Minimum Account Amount” means with respect to each Branch Account, the SMC Collection Account, the Heights Collection Account and the Master Collection Account, the amount specified on Schedule 1.2 hereto (as such Schedule may be updated from time to time pursuant to Section 5.7 hereof).

“Monthly Backup Servicing Report” means that monthly report to be delivered to the Administrative Agent by the Backup Servicer, in the form agreed to by the Administrative Agent in its reasonable discretion.

“Monthly Vintage Pool” means, for a Receivables Segment, a pool of Receivables in such Receivables Segment that have ever been owned by the Borrower, with Origination Dates occurring in a common month. For the avoidance of doubt, notwithstanding the Seller’s subsequent repurchase of a Receivable in any Monthly Vintage Pool or the Borrower’s subsequent sale for any reason, such Receivable shall remain part of such Monthly Vintage Pool.

“Monthly Servicing Report” has the meaning set forth in the Servicing Agreement.

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“Moody’s” means Moody’s Investor Services, Inc., and any successor thereto.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.

“Net Balance” means, with respect to any Receivable, as of any date of determination, the excess of (i) the Gross Balance for such Receivable over (ii) all unearned, or accrued but unpaid, interest, fees, finance charges, insurance commissions and any other unearned amounts of such Receivable.

“Net Insurance Proceeds” means an amount equal to: (a) any Cash payments or proceeds received by the Borrower, the Company or the Servicer in respect of any covered loss under any policy of insurance specified in Section 5.8, minus (b) any actual and reasonable costs incurred or to be incurred by the Borrower, the Company or the Servicer in connection with the adjustment or settlement of any claims of the Borrower, the Company or the Servicer in respect thereof.

“Net Liquidation Proceeds” means, all amounts received in connection with a Receivable after such Receivable was first identified as a Charged-Off Receivable, minus the reasonable expenses incurred by the Servicer in connection with the collection of such Receivable, including reasonable collection agency fees and the reasonable cost of legal counsel in connection with the enforcement of such Receivable; provided, however, that the “Net Liquation Proceeds” with respect to any Receivable shall not be less than zero.

“Non-U.S. Lender” means a Lender that is not a U.S. Person.

“Note” means a promissory note substantially in the form of Exhibit B attached hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Obligations” means all obligations of every nature of the Borrower from time to time owed to the Agents (including former Agents), any Lender or any Indemnitee or any of them, under any Credit Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to the Borrower, would have accrued on any Obligation, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise.

“Obligor” means, with respect to each Receivable or Company Receivable, the borrower or purchaser under the related loan or sale transaction or any other Person who owes or may be liable for payments under such Receivable or Company Receivable.

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, (d) with respect to any limited liability company, its certificate of formation, as amended, and its operating agreement, as amended, and (e) with respect to any statutory trust, its certificate of trust, as amended, and its trust agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document

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to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Origination Date” means for each Receivable, the date on which funds were disbursed by or on behalf of the applicable Originator to an Obligor or, with respect to a Receivable under a Retail Installment Sales Contract, the date on which goods or services were sold by the applicable Merchant to an Obligor.

“Origination Fee” means a prepaid finance charge that is either paid by the Obligor at the time of origination or withheld from the proceeds included in the Amount Financed of a Receivable in accordance with the Contract.

“Originator” means, with respect to each Receivable, the Company or its applicable Subsidiary, which originated such Receivable or acquired such Receivable from the related Merchant.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Credit Document).

“Other Credit Parties” means the Credit Parties other than the Borrower.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than assignment pursuant to Section 2.19).

“Parent” means SouthernCo, Inc., a Delaware Corporation. “Participant Register” as defined in Section 9.6(h). “Patriot Act” as defined in Section 4.21.
“Payment Letter” means the letter agreement, dated as of the date hereof, between the Administrative Agent and the Borrower, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Payment Rate” means, with respect to any date of determination for any Collection Period for a Receivables Segment, a rate, expressed as a percentage, equal to a fraction (i) the numerator of which is the aggregate Collections received from the related Obligors in the form of a payment less return charges in respect of all Receivables in such Receivables Segment during such Collection Period and (ii) the denominator of which is the aggregate outstanding Gross Balance of

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all Receivables in such Receivables Segment at the beginning of such Collection Period. For the avoidance of doubt, the numerator shall not include any amounts deemed collected in connection with a refinanced or renewed Receivable.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto. “Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 or Title IV of ERISA.

“Permit” shall mean collectively all licenses, leases, powers, permits, franchises, certificates, authorizations and approvals.

“Permitted Expenses” means the reasonable costs and expenses incurred by the Agents and the Lenders (and their respective agents or professional advisors) in connection with the preparation, administration, amendment, due diligence and enforcement of this Agreement and the other Credit Documents and, which costs and expenses the Borrower is required to pay or cause to be paid. “Permitted Expenses” shall include, without limitation, the expenses set forth in Sections 5.10 and 9.2 hereof.

“Permitted Liens” means:

(a)Liens arising in favor of the Collateral Agent under the Collateral Documents;

(b)Liens imposed by law for Taxes, assessments or other governmental charges payable by the Borrower that are not yet delinquent or are being contested in compliance with Section 5.3; and

(c)Other Liens consented to in writing by the Administrative Agent.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, statutory trusts, series trusts, or other organizations, whether or not legal entities, and Governmental Authorities.

“Plan Assets” as defined in Section 9.25(a). “Plan Fiduciary” as defined in Section 9.25(c)(i).
“Prepayment Payment” as defined in the Payment Letter.

“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks), as in effect from time to time.

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“Principal Office” means, for the Administrative Agent, 245 Park Avenue, 42nd Floor, New York, NY 10167 (or such other location in the United States of America as the Administrative Agent may from time to time designate in writing to the Borrower and the Lenders).

“QPAM Exemption” means ERISA Prohibited Transaction Class Exemption 84-14, as amended, and “QPAM” means a “qualified professional asset manager” within the meaning of the QPAM Exemption.

“Quarterly Vintage Pool” means, for a Receivables Segment, the pool of three Monthly Vintage Pools of such Receivables Segment in a common calendar quarter. For the avoidance of doubt, notwithstanding the Seller’s subsequent repurchase of a Receivable in any Monthly Pool or the Borrower’s subsequent sale for any reason, such Receivable shall remain part of such Quarterly Vintage Pool.

“Receivable” means the obligations of an Obligor under a Contract to make payments thereunder, originated by an Originator or originated by a Merchant and acquired by an Originator and, if the applicable Originator is different from the Seller, subsequently sold or otherwise transferred (or purported to be sold or transferred) by such Originator to the Seller pursuant to the terms of the Transfer Agreement and, in any case, sold or otherwise transferred (or purported to be sold or transferred) by the Seller to the Borrower pursuant to the terms of the Receivables Purchase Agreement.

“Receivable Database” means the databases, platforms and systems maintained by or on behalf of the Servicer with respect to the Receivables, which provides, on a receivable-by- receivable basis, up-to-date information regarding all activities with respect to the Receivables, including but not limited to originations, payments, charge-offs and recoveries.

“Receivable File” as defined in the Servicing Agreement. “Receivable File Datasite” as defined in the Servicing Agreement.
“Receivable Repurchase Event” means (a) with respect to any Receivable, the failure of such Receivable to satisfy the Eligibility Criteria as of the Credit Date on which such Receivable was first reflected in a Borrowing Base Certificate, or (b) any required repurchase of a Receivable pursuant to Section 3.2 of the Receivables Purchase Agreement.

“Receivables Purchase Agreement” means that certain Receivables Purchase Agreement dated as of the date hereof between Borrower, as purchaser, and Seller, as seller.

“Receivables Repurchase Price” means, with respect to any Receivable and any date of determination, the Net Balance of such Receivable, plus all accrued and unpaid interest, fees, finance charges, insurance commissions and any other contractual amounts accrued but unpaid on the Net Balance of such Receivable through the date on which such Receivable is repurchased.

“Receivables Segment” means SMC Receivables or Heights Receivables, respectively. “Recipient” means any Agent or Lender, as applicable.

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“Register” as defined in Section 2.3(a).

“Regulatory Trigger Event” means (a) (i) any Change in Law the effect of which would reasonably be expected to have a Material Adverse Effect under clauses (b), (e) or (f) of the definition of Material Adverse Effect or (ii) the commencement by a federal or state Governmental Authority (excluding, for the avoidance of doubt, any municipality) of a formal investigation, legal action or proceeding, against any Credit Party or a third party that has been engaged by the Servicer or the Originator to substantially assist the Servicer or Originator with the origination, holding, owning, purchasing, selling, servicing, pledging or enforcing a material portion of Receivables, challenging such Person’s authority to originate, hold, own, purchase, sell, service, pledge or enforce a material portion of Receivables with respect to the residents of any jurisdiction, or otherwise alleging substantial noncompliance by any Credit Party or any third party that has been engaged by the Servicer or the Originator to substantially assist the Servicer or Originator with the origination, holding, owning, purchasing, selling, servicing, pledging or enforcing a material portion of Receivables with such jurisdiction’s applicable laws related to originating, holding, owning, purchasing, selling, pledging, servicing or enforcing such Receivables, which formal investigation, legal action or proceeding (x) has not been resolved, stayed, vacated or discharged in a manner acceptable to the Administrative Agent in its reasonable discretion within 90 days and
(y) would reasonably be expected to have a Material Adverse Effect, as determined by the Administrative Agent in its reasonable discretion, or (b) the issuance or entering of a stay, order, judgment, cease and desist order, injunction, temporary restraining order, or other judicial sanction, order or ruling (other than the imposition of a monetary fine that is not material), arising solely from a formal investigation, legal action or proceeding (governmental, civil or otherwise), against any Credit Party or any third party, which has been engaged by the Servicer or the Originator to substantially assist the Servicer or Originator with the origination, holding, owning, purchasing, selling, servicing, pledging or enforcing a material portion of Receivables, meaningfully related to the originating, holding, owning, purchasing, selling, pledging, servicing or enforcing of a material portion of Receivables or rendering the Transfer Agreement or the Receivables Purchase Agreement unenforceable in such jurisdiction, in each case, (x) which is not resolved, stayed, vacated or discharged within 30 days of being rendered and (y) the effect of which would reasonably be expected to have a Material Adverse Effect, as determined by the Administrative Agent in its reasonable discretion; provided, however, in the case of clauses (a)(ii) and (b) above, upon the favorable resolution of such investigation, action or proceeding (whether by judgment, reversal of the judgment by another court or any other tribunal of competent jurisdiction, withdrawal of such action or proceeding or settlement of such action or proceeding) as determined by the Administrative Agent in its reasonable discretion and in good faith and confirmed by written notice from the Administrative Agent, such Regulatory Trigger Event for such jurisdiction shall cease to exist immediately, upon such determination by the Administrative Agent.

“Related Agreements” means, collectively, the Transfer Agreement, the Receivables Purchase Agreement the Servicing Agreement and the Backup Servicing Agreement.

“Release Date” as defined in Section 3.3(b).

“Reporting Date” as defined in the Servicing Agreement.

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“Required Remedies Lenders” means one or more Lenders having or holding (i) prior to the termination of the Revolving Loan Commitments, Revolving Loan Commitments representing more than 50% of the sum of the aggregate Revolving Loan Commitments of all Lenders and (ii) upon and after the termination of the Revolving Loan Commitments, aggregate outstanding principal amount of the Loans representing more than 50% of the aggregate outstanding principal amount of all Loans. For the avoidance of doubt, the Required Remedies Lenders shall have the sole right to suspend or terminate any remedial action that the Required Remedies Lenders authorized or directed be commenced.

“Required Receivables” means, for any Credit Date or Release Date, the Receivables for which the Required Upload Documents must be uploaded to the Receivable File Datasite pursuant to the Backup Servicing Agreement for such Credit Date or Release Date.

“Required Upload Documents” as defined in the Backup Servicing Agreement.

“Retail Installment Sales Contract” means a Contract between a Merchant and the applicable Obligor, under which an extension of credit by the applicable Merchant is made in the ordinary course of business to such Obligor in connection with the purchase of a good or service.

“Revolving Loan Commitment” means the commitment of a Lender to make or otherwise fund any Loan during the Revolving Period. The amount of each Lender’s Revolving Loan Commitment is set forth on Appendix A or in the applicable Assignment Agreement, subject to any suspension, adjustment or reduction pursuant to the terms and conditions hereof.

“Revolving Period” means the period beginning on the Closing Date and ending on the Scheduled Commitment Termination Date.

“S&P” means Standard & Poor’s Rating Services, Inc., a Standard & Poor’s Financial Services, LLC business, and any successor thereto.

“Scheduled Commitment Termination Date” means the earlier to occur of (a) the date that is thirty-six (36) months after the Closing Date or such later date as may be agreed to by the Borrower and the Lenders, (b) a Regulatory Trigger Event and (c) the Termination Date.

“Scheduled Receivable Payment” means, for any Collection Period and for any Receivable or Company Receivable, as applicable, the amount indicated in the Contract relating to such Receivable or Company Receivable as required to be paid by the Obligor in such Collection Period. If after the Closing Date the Obligor’s obligation under such Receivable or Company Receivable with respect to a Collection Period has been modified so as to differ from the amount specified in such Receivable or Company Receivable, as applicable, as a result of (a) the order of a court in a proceeding relating to Debtor Relief Laws as to which the Obligor is a debtor or (b) the application of the Servicemembers Civil Relief Act, the Scheduled Receivable Payment with respect to such Collection Period shall refer to the Obligor’s payment obligation with respect to such Collection Period as so modified and such modification shall be reflected in the Receivable Database pursuant to the terms of the Servicing Agreement.

“Secured Party” as defined in the Security Agreement.

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“Securities” means any stock, shares, partnership interests, limited liability company interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Security Agreement” means the Security Agreement, dated as of the date hereof between the Borrower and the Collateral Agent on behalf of the Secured Parties, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Selected Receivables” as defined in the Backup Servicing Agreement. “Seller” as defined in the preamble hereto.
“Servicer” as defined in the preamble hereto.

“Servicer Default” as defined in the Servicing Agreement.

“Servicing Agreement” means (i) the Servicing Agreement, dated as of the date hereof among the Borrower, the Servicer, the Administrative Agent and the Collateral Agent, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, or (ii) the Successor Servicing Agreement, as applicable.

“Servicing Fee” as defined in the Servicing Agreement. “Servicing Policies” as defined in the Servicing Agreement.
“Settlement Date” means (a) the fifteenth (15th) calendar day following the end of each Collection Period, or if such day is not a Business Day, the immediately following Business Day, beginning in the month of February 2020 and (b) the Final Maturity Date.

“Similar Laws” as defined in Section 4.27.

“SMC Account Control Agreement” means that certain Deposit Account Control Agreement, dated as of December 31, 2019 among the Company, the SMC Collection Account Bank and the Master Collection Account Bank, as secured party, as amended, restated, supplemented or otherwise modified from time to time.

“SMC Collection Account” means the account numbered [***], or such other accounts agreed to by the Administrative Agent in writing, in all cases, in the name of the Company at the SMC Collection Account Bank.

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“SMC Collection Account Bank” means a bank designated by the Company and approved by the Administrative Agent in its reasonable discretion.

“SMC Receivable” means any Receivable originated by the Company or any of its Subsidiaries (other than Heights or any Subsidiary of Heights).

“Solvency Certificate” means a Solvency Certificate of an Authorized Officer of each Credit Party substantially in the form of Exhibit F.

“Solvent” means, with respect to any Person, that as of the date of determination, both (a)(i) the sum of such Person’s debt (including contingent liabilities) does not exceed the assets of such entity, at Fair Valuation, (ii) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date, and (iii) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Local Amount” means with respect to each Branch Office, the amount determined in accordance with Schedule 1.1 hereto.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Successor Servicer” means the Backup Servicer or any other successor to the Servicer appointed pursuant to a Successor Servicing Agreement.

“Successor Servicing Agreement” means any successor servicing agreement entered into by the Borrower, the Administrative Agent, the Collateral Agent and the Successor Servicer named therein, in form and substance acceptable to the Administrative Agent.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

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“Termination Date” means the earlier to occur of (a) the Final Maturity Date, and (b) the occurrence and continuance of an Event of Default and the declaration of all outstanding Obligations to be due and payable pursuant to Section 7.1.

“Tier 1 Collateral Performance Trigger” means the breach of any of the collateral performance tests set forth on Appendix E-1 as of any Reporting Date.

“Tier 1 Regulatory Trigger Event” means a Regulatory Trigger Event described in clause
(a)of the definition thereof.

“Tier 2 Collateral Performance Trigger” means the breach of any of the collateral performance tests set forth on Appendix E-2 as of any Reporting Date.

“Tier 2 Regulatory Trigger Event” means a Regulatory Trigger Event described in clause
(b)of the definition thereof.

“Transfer Agreement” means (i) that certain Transfer Agreement dated as of the date hereof between Seller, as purchaser, and Originators, as sellers and (ii) any other transfer agreement entered into by Seller and approved by the Administrative Agent in its reasonable discretion.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Unasserted Obligations” means, at any time, contingent indemnification obligations under the Credit Documents for which no claim has been asserted.

“Undrawn Amount” means, on any date of determination during the Revolving Period, the Maximum Committed Amount minus the then outstanding principal amount of Loans made to Borrower under this Agreement.

“Unused Payment” as defined in the Payment Letter.

“Uploaded Receivable” as defined in the Backup Servicing Agreement.

“U.S. Person” means any Person that is a “United States person” as defined in section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” as defined in Section 2.14(e). “Verifiable Documents” as defined in the Backup Servicing Agreement.
“Verification Completion Condition” means a condition that shall be satisfied on the date that the Borrower has demonstrated to the Administrative Agent that the Borrower has the ability to upload to the Receivable File Datasite Verifiable Documents of all Receivables originated on and after such date.

“Verification Report” as defined in the Backup Servicing Agreement.

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“Vintage Age” means, for any Monthly Vintage Pool, the number of months such Monthly Vintage Pool has been outstanding, starting with the month following the month in which such pool of Receivables was originated (this month shall be designated as month number “1”).

“Vintage Pool Period” means any full calendar quarter.

“Volcker Rule” shall mean Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

1.2.Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Company’s audited financial statements, except as otherwise specifically prescribed herein.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and any of the Borrower, the Company or any Lender shall so request, the Administrative Agent, each Lender, the Borrower and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower and the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.3.Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless the context requires otherwise or otherwise specified in any applicable Credit Document, (a) reference to any Person includes that Person’s successors and assignees, (b) any definition of or reference to any Credit Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements, or modifications set forth herein or therein), and (c) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time.

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SECTION 2. LOANS

2.1.Revolving Loans.

(a)Generally.

(i)During the Revolving Period, subject to the terms and conditions hereof, each Lender agrees from time to time to make loans to the Borrower (each a “Loan” and collectively, the “Loans”) in an aggregate amount up to but not exceeding its Revolving Loan Commitment.

(ii)During the Revolving Period, the remaining Revolving Loan Commitments of the Lenders hereunder on any date shall be equal to the Commitment Availability.

(iii)The Revolving Loan Commitment shall expire on the Scheduled Commitment Termination Date and no new Loans shall be funded after such date.

(iv)Subject to Section 2.7, amounts borrowed pursuant to this Section 2.1(a) may be repaid and reborrowed during the Revolving Period.

(b)Borrowing Mechanics for Loans.

(i)Loans made on any Credit Date shall be in a minimum amount of
$250,000.

(ii)Whenever the Borrower desires that the Lenders make Loans, the
Borrower shall deliver to the Administrative Agent a fully executed Funding Notice together with a Borrowing Base Certificate no later than 12:00 noon (New York City time) at least two (2) Business Days in advance of the proposed Credit Date. Each such Funding Notice shall be delivered reflecting sufficient Commitment Availability for the requested Loans.

(iii)The Lenders shall, upon satisfaction of the conditions precedent specified herein, make the amount of the Loans requested available to the Borrower not later than 4:00 p.m. (New York City time) on the proposed Credit Date by wire transfer of same day funds in Dollars, to such account as may be designated in writing to the Administrative Agent by the Borrower.

(iv)Unless otherwise permitted by the Administrative Agent in its sole and absolute discretion, (x) no more than two (2) Loans shall be made per calendar week and (y) in no event will the Borrower engage in Borrowing Base Actions on more than four
(4) Business Days per calendar week.

2.2.Use of Proceeds. The proceeds of the Loans shall be applied by the Borrower only to finance the acquisition of Receivables from the Seller pursuant to the Receivables Purchase Agreement and to pay reasonable ongoing transaction expenses of the Borrower in accordance with the Credit Documents.

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2.3.Register; Notes.

(a)Register. The Administrative Agent shall maintain at its Principal Office a register for the recordation of (i) the names and addresses of the Lenders and (ii) information relating to their respective Revolving Loan Commitments and Loans (including, for the avoidance of doubt, principal amounts and stated interest) from time to time (the “Register”). The Register shall be available for inspection by the Credit Parties or the Lenders at any reasonable time and from time to time upon reasonable prior notice to the Administrative Agent. The Administrative Agent shall record in the Register the Loans, and each repayment or prepayment in respect of the principal amount (and stated interest) of the Loans, and any such recordation shall be conclusive and binding on the Borrower and the Lenders, absent manifest error. The Borrower hereby designates the entity serving as Administrative Agent to serve as the Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 2.3.

(b)Notes. If so requested by a Lender prior to the Closing Date or upon three
(3)Business Days prior written notice at any time after the Closing Date, the Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 9.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after the Borrower’s receipt of such notice) a Note or Notes, as so requested, to evidence such Lender’s Loans.

2.4.Interest on Loans.

(a)Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) as follows: [***].

(b)Interest payable pursuant to Section 2.4(a) shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the related Credit Date or the first day of an Interest Period applicable to such Loan shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan shall be excluded; provided, that if a Loan is repaid on the same day on which it is made, one (1) day’s interest shall be paid on that Loan.

(c)Except as otherwise set forth herein, interest on each Loan shall be payable in arrears on (i) each Settlement Date, (ii) with respect to any prepayment, in whole or in part, of such Loan, the date of such prepayment in an amount equal to the interest accrued and unpaid on the amount so prepaid to the date of prepayment, and (iii) the Final Maturity Date.

2.5.Default Interest. Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable Debtor Relief Laws) payable in accordance with the provisions of

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Section 2.10 at a rate that is [***]. Payment or acceptance of the increased rates of interest provided for in this Section 2.5 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

2.6.[Reserved].

2.7.Voluntary Prepayments; Commitment Reductions. (a) Subject to paragraph (e) below, the Borrower shall not make any prepayments, in whole or in part and the Borrower shall not reduce or terminate the Revolving Loan Commitments at any time prior to the one (1) year anniversary of the Closing Date. Notwithstanding the foregoing, if the Facility is prepaid, in whole or in part, or the Revolving Loan Commitments are reduced or terminated either (i) by the Borrower or its Affiliates or (ii) by the Administrative Agent in accordance with Section 7 following an Event of Default caused by an intentional or willful breach of this Agreement or any other Credit Document by any Credit Party, prior to the one (1) year anniversary of the Closing Date, the Borrower shall pay (unless the Change of Ownership Make-Whole Payment is due pursuant to paragraph (g) below) the Lock-Out Make-Whole Payment to the Lenders on the date of any such prepayment, reduction or termination.

(b)Subject to paragraph (e) below, the Borrower may make prepayments or terminate the Revolving Loan Commitments, in whole but not in part, during the period from the one (1) year anniversary of the Closing Date through but not including the two (2) year anniversary of the Closing Date; provided, however, that if the Facility is prepaid in whole or the Revolving Loan Commitments are terminated during such period either (i) by the Borrower or its Affiliates or (ii) by the Administrative Agent in accordance with Section 7 following an Event of Default caused by an intentional or willful breach of this Agreement or any other Credit Document by any Credit Party, the Borrower shall pay the applicable Prepayment Payment to the Lenders on the date of any such prepayment or termination.

(c)Subject to paragraph (e) below, the Borrower may make prepayments or terminate the Revolving Loan Commitments, in whole but not in part, during the period from the two (2) year anniversary of the Closing Date through but not including the date that is thirty (30) calendar months following the Closing Date; provided, however, that if the Facility is prepaid in whole or the Revolving Loan Commitments are terminated during such period either (i) by the Borrower or its Affiliates or (ii) by the Administrative Agent in accordance with Section 7 following an Event of Default caused by an intentional or willful breach of this Agreement or any other Credit Document by any Credit Party, the Borrower shall pay the applicable Prepayment Payment to the Lenders on the date of any such prepayment or termination.

(d)From and after the date that is thirty (30) calendar months following the Closing Date, the Borrower may prepay the Loans or terminate the Revolving Loan Commitments, in whole but not in part, at any time upon ten (10) Business Days’ prior written notice to the Lenders and the Administrative Agent without the obligation to pay any Prepayment Payment or Lock-Out Make-Whole Payment.

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(e)For the avoidance of doubt, (i) the Borrower shall not make any prepayments in part and the Borrower shall not reduce the Revolving Loan Commitments in part at any time and (ii) the repayment of the Loans pursuant to Section 2.8, Sections 2.10(a)(v), 2.10(b)(v), 2.10(b)(vi) or 2.10(b)(vii), and shall not result in the obligation to pay the Prepayment Payment or the Lock-Out Make-Whole Payment.

(f)Concurrently with any prepayment pursuant to Section 2.7, the Borrower shall deliver, or cause to be delivered, to the Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of such prepayment.

(g)If, in connection with a Change of Ownership, the Borrower prepays the Loans or terminates the Revolving Loan Commitments, in whole but not in part, at any time prior to the one (1) year anniversary of the Closing Date, then the Borrower shall pay the Change of Ownership Make-Whole Payment to the Lenders on the date of any such prepayment or termination.

(h)The Borrower agrees that each of the Lock-Out Make-Whole Payment, Change of Ownership Make-Whole Payment and Prepayment Payment is a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of the Revolving Loan Commitments.

2.8.Mandatory Receivable Repurchases.

(a)Receivable Repurchase Events.

(i)Upon the occurrence of a Receivable Repurchase Event following the Scheduled Commitment Termination Date, with respect to any Receivable the Seller shall, within two (2) Business Days of such occurrence, (x) repurchase each affected Receivable pursuant to the terms of the Receivables Purchase Agreement at a price equal to the Receivable Repurchase Price and (y) deposit the Receivable Repurchase Price for each affected Receivable directly into the Collection Account upon repurchase thereof. All amounts deposited into the Collection Account pursuant to this Section 2.8(a)(i) shall be applied as Collections on the related Settlement Date pursuant to Section 2.10.

(ii)Upon the occurrence of a Receivable Repurchase Event during the Revolving Period, the Seller shall, within two (2) Business Days of such occurrence, substitute each affected Receivable with a substitute Eligible Receivable pursuant to the terms of the Receivables Purchase Agreement. In the event the Seller is unable to effect such substitution of affected Receivables, the Seller shall, with the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed, (x) repurchase each affected Receivable pursuant to the terms of the Receivables Purchase Agreement at a price equal to the Receivables Repurchase Price and
(y) deposit the Receivables Repurchase Price for each affected Receivable directly into the Collection Account to be applied as Collections on the related Settlement Date pursuant to Section 2.10 or released to the Borrower pursuant to Section 2.10(c) in order to purchase Eligible Receivables at a later date.

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(b) Repurchase Certificate. Concurrently with any repurchase of any Receivable pursuant to Section 2.8(a), the Borrower shall deliver, or cause to be delivered, to the Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount paid.

2.9.Controlled Accounts.

(a)On or prior to the date hereof, the Borrower shall cause to be established and maintained, a securities account at the Collection Account Bank, in the name of the Borrower, designated as the Collection Account, as to which the Collateral Agent has control for the benefit of the Secured Parties within the meaning of Section 8-106 of the UCC pursuant to the Control Agreement.

(b)Except as provided in paragraph (c) below, all income from amounts on deposit in the Collection Account shall be retained in the Collection Account, until the next Settlement Date, at which time such income shall be applied, at the direction of the Collateral Agent in accordance with Section 2.10. The Borrower shall treat all income from amounts on deposit in the Collection Account as its income for U.S. federal, state and local income tax purposes.

(c)Subject to the Facility Availability and to the conditions set forth in Section 2.10(c) and Section 3.3, the Borrower, in accordance with Section 2.10(c), may use amounts on deposit in the Collection Account to purchase additional Receivables.

(d)Funds on deposit in the Collection Account will be invested pursuant to Section 2(b) of the Control Agreement.

2.10.Application of Collections. (a) During the Revolving Period, so long as no Event of Default has occurred and is continuing, the Collateral Agent will instruct the Collection Account Bank in writing, pursuant to Disbursement Instructions, by 1:00 p.m. (New York City time) on each Settlement Date to apply Collections with respect to the related Collection Period on such Settlement Date (after giving effect to any withdrawals in accordance with Section 2.10(c)) as follows:

(i)First, on a pari passu basis to the Servicer and the Successor Servicer, any accrued and unpaid Servicing Fees due under the Servicing Agreement;

(ii)Second, on a pari passu basis, (A) to the Collection Account Bank, the Collection Account Bank Fees, reimbursable expenses and indemnification amounts of the Collection Account Bank accrued and unpaid as of the last day of the related Collection Period, (B) to the Backup Servicer, the Backup Servicing Fees, reimbursable expenses (including, without limitation, any transition costs) and indemnification amounts of the Backup Servicer accrued and unpaid as of the last day of the related Collection Period and
(C) to the Successor Servicer, reimbursable expenses and indemnification amounts of the Successor Servicer accrued and unpaid as of the last day of the related Collection Period, but to the extent and only to the extent Successor Servicer has not been paid in (B) above;

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(iii)Third, to the Administrative Agent, to pay any accrued but unpaid fees and expenses and indemnification amounts of the Administrative Agent and the Collateral Agent in connection with this Agreement and any other Credit Document;

(iv)Fourth, to, or at the direction of, the Administrative Agent for the benefit of the Lenders, to pay any accrued but unpaid interest, payments and expenses of the Lenders in connection with this Agreement and any other Credit Document (including, without limitation, any Commitment Payment, Increase Payment, Unused Payment, Prepayment Payment and Lock-Out Make-Whole Payment);

(v)Fifth, to, or at the direction of, the Administrative Agent for the benefit of the Lenders, any amounts necessary to reduce the Borrowing Base Deficiency, if any, to zero;

(vi)Sixth, to the Servicer, any reimbursable expenses and indemnification amounts of the Servicer accrued and unpaid as of the last day of the related Collection Period; and

(vii)Seventh, to the Borrower, for its own account, any remaining amount.

(b)During the Amortization Period or following the occurrence and during the continuance of an Event of Default, in each case, the Collateral Agent will instruct the Collection Account Bank in writing, pursuant to Disbursement Instructions, by 1:00 p.m. (New York City time) on each Settlement Date to apply all Collections with respect to the related Collection Period on such Settlement Date as follows:

(i)First, on a pari passu basis to the Servicer and the Successor Servicer, any accrued and unpaid Servicing Fees due under the Servicing Agreement;

(ii)Second, on a pari passu basis, (A) to the Collection Account Bank, the Collection Account Bank Fees, reimbursable expenses and indemnification amounts of the Collection Account Bank accrued and unpaid as of the last day of the related Collection Period, (B) to the Backup Servicer, the Backup Servicing Fees, reimbursable expenses (including, without limitation, any transition costs) and indemnification amounts of the Backup Servicer accrued and unpaid as of the last day of the related Collection Period and
(C) to the Successor Servicer, reimbursable expenses and indemnification amounts of the Successor Servicer accrued and unpaid as of the last day of the related Collection Period, but to the extent and only to the extent Successor Servicer has not been paid in (B) above;

(iii)Third, to the Administrative Agent, to pay any accrued but unpaid fees and expenses and indemnification amounts of the Administrative Agent and the Collateral Agent in connection with this Agreement and any other Credit Document;

(iv)Fourth, to, or at the direction of, the Administrative Agent for the benefit of the Lenders, to pay any accrued but unpaid interest, payments and expenses of the Lenders in connection with this Agreement and any other Credit Document (including,

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without limitation, any Commitment Payment, Increase Payment, Unused Payment, Prepayment Payment and Lock-Out Make-Whole Payment);

(v)Fifth, to, or at the direction of, the Administrative Agent for the benefit of the Lenders, any amounts necessary to reduce the Borrowing Base Deficiency, if any, to zero;

(vi)Sixth, to, or at the direction of, the Administrative Agent for the benefit of the Lenders, 50% of all Collections remaining after application of clauses (i) through (v) above to reduce the outstanding principal amount of the Loans;

(vii)Seventh, with respect to (A) the Settlement Date occurring on the Final Maturity Date, (B) each Settlement Date occurring following the occurrence and during the continuance of an Event of Default or Tier 1 Regulatory Trigger Event and (C) each Settlement Date occurring on or after the first date on which the aggregate principal amount of the Loans outstanding has been reduced to an amount equal to or less than 10% of the Maximum Committed Amount, to, or at the direction of, the Administrative Agent for the benefit of the Lenders, all remaining amounts until the outstanding principal amount of the Loans and Obligations has been reduced to zero;

(viii)Eighth, to the Servicer, any reimbursable expenses and indemnification amounts of the Servicer accrued and unpaid as of the last day of the related Collection Period; and

(ix)Ninth, to the Borrower, for its own account, any remaining amount.

(c)In addition, during the Revolving Period, so long as (x) the Facility Availability is greater than zero and (y) no Event of Default has occurred and is continuing, the Borrower may request the Collateral Agent to instruct the Collection Account Bank to release funds to the Borrower in an amount up to the Facility Availability to be used by Borrower to purchase additional Eligible Receivables in accordance with this Section 2.10(c) and subject to the conditions set forth in Section 3.3. The Collateral Agent shall, upon satisfaction of the conditions precedent specified in Section 3.3(a), direct the Collection Account Bank to release funds in the Collection Account in the amount specified in the related Funds Release Request (subject to the Facility Availability), to the Borrower not later than 4:00 p.m. (New York City time) on the Release Date by wire transfer of same day funds in Dollars, to such account as may be designated in writing to the Administrative Agent by the Borrower. Unless otherwise permitted by the Administrative Agent in its sole and absolute discretion, (x) no more than three (3) such requests for funds shall be made per calendar week and (y) in no event will the Borrower engage in Borrowing Base Actions on more than four (4) Business Days per calendar week.

(d)The Borrower may request and the Collateral Agent shall instruct the Collection Account Bank, to withdraw funds from the Collection Account to pay to the Person entitled thereto any amounts credited thereto constituting Excluded Amounts if the Borrower has, prior to such withdrawal and consent, delivered to the Administrative Agent a certificate setting forth the calculation of such Excluded Amounts in form and substance reasonably satisfactory to the Administrative Agent, which certificate shall include a brief description of the facts and

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circumstances supporting such request and designate a date for the payment of such reimbursement, which date shall not be earlier than three (3) Business Days following delivery of such certificate.

2.11.General Provisions Regarding Payments.

(a)All payments by the Borrower of principal, interest, fees and other Obligations shall be made in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim (except as otherwise provided in Section 2.14), free of any restriction or condition, and delivered to, or at the direction of, the Administrative Agent, for the account of the Administrative Agent, the Collateral Agent or the applicable Lender at such account as is directed by such Agent or Lender, not later than 3:00 p.m. (New York City time) on the date due via wire transfer of immediately available funds. Funds received by an Agent or a Lender after that time on such due date shall be deemed to have been paid by the Borrower on the next Business Day (except to the extent such delay in payment results solely from the Collection Account Bank’s failure to distribute funds on deposit in the Collection Account and available for distribution as of 3:00 p.m. (New York City time) on such Business Day in accordance with Section 2.10).

(b)For the avoidance of doubt (i) all payments of principal shall be applied to the Loans, pro rata based on outstanding principal amount, in reduction of the outstanding principal amount thereof, (ii) any Lock-Out Make-Whole Payment and/or Prepayment Payment paid by the Borrower shall be distributed to the Lenders, pro rata, in accordance with each Lender’s Revolving Loan Commitment and (iii) any Unused Payment paid by the Borrower shall be distributed to the Lenders, pro rata, in accordance with the Undrawn Amount with respect to each such Lender’s Revolving Loan Commitment.

(c)All payments in respect of the principal amount of any Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid.

(d)Notwithstanding the foregoing provisions hereof, if any Affected Lender makes Base Rate Loans in lieu of any LIBOR Rate Loans, the Borrower shall give effect thereto in apportioning payments made thereafter.

(e)Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

(f)The Administrative Agent and each Lender, as applicable, shall give prompt telephonic notice to the Borrower, the Administrative Agent and the Lenders, as applicable, (confirmed in writing) if any payment is not made in conformity with this Section 2.11. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the Interest Rate or the Default Funding Rate, as applicable, from the date such amount was due and payable until the date such amount is paid in full.

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(g)The Borrower hereby agrees to pay the entire outstanding principal balance of each of the Loans, together with all accrued interest thereon and all other accrued but unpaid Obligations, on or before the Final Maturity Date and all such Obligations are due and payable on the Final Maturity Date regardless of whether there are Collections available therefor.

2.12.Making LIBOR Rate Loans.

(a)Inability to Determine Applicable Interest Rate. In the event that the Administrative Agent shall have reasonably determined in good faith (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Reset Date with respect to any LIBOR Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such LIBOR Rate Loans on the basis provided for in the definition of Adjusted LIBOR Rate (“LIBOR Unavailability”), the Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower and the Lenders of such determination, whereupon (i) no Loans may be made as LIBOR Rate Loans until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (ii) all then-existing Loans shall convert automatically to Base Rate Loans at the end of the then-applicable Interest Period if such circumstances still exist at such time, (iii) the Borrower shall have the right to rescind any Funding Notice previously given by the Borrower with respect to the Loans in respect of which such determination was made by giving notice (by telefacsimile or by telephone confirmed in writing) to the Administrative Agent of such rescission on the date on which the Administrative Agent gives notice of its determination as described above and (iv) any Loans made during such period shall be made as Base Rate Loans. At such time as the Administrative Agent shall notify the Borrower and the Lenders that any period of LIBOR Unavailability has ended, on the first day of the Interest Period next following such determination, all Base Rate Loans carried by the Lenders as a consequence of this Section 2.12(a) shall automatically convert to LIBOR Rate Loans having an initial Interest Period commencing on the first day of such Interest Period.

(b)Illegality or Impracticability of LIBOR Rate Loans. In the event that on any date any Lender shall have reasonably determined in good faith (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Borrower and the Administrative Agent) that the making or maintaining of its LIBOR Rate Loans has become (i) unlawful after the date hereof as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other Lender). Thereafter (i) the obligation of the Affected Lender to make Loans as LIBOR Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender at such time as the circumstances giving rise to such notice no longer exist, (ii) to the extent such determination by the Affected Lender relates to a Loan then being requested by the Borrower pursuant to a

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Funding Notice or any other Loan thereafter, the Affected Lender shall make such Loan as a Base Rate Loan, (iii) the Affected Lender’s obligation to maintain its outstanding LIBOR Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (iv) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Loan then being requested by the Borrower pursuant to a Funding Notice, the Borrower shall have the option to rescind such Funding Notice by giving notice (by telefacsimile or by telephone confirmed in writing) to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above. Except as provided in the immediately preceding sentence, nothing in this Section 2.12(b) shall affect the obligation of any Lender (if there is more than one Lender hereunder at such time) other than an Affected Lender to make Loans in accordance with the terms hereof.

(c)Compensation for Breakage or Non-Commencement of Interest Periods. The Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid or calculated to be due and payable by such Lender to lenders of funds borrowed by it to make or carry its LIBOR Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender actually sustains: (i) if for any reason (other than a default by such Lender) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Funding Notice, (ii) if any prepayment or other principal payment of any of its LIBOR Rate Loans occurs on any day other than a Settlement Date (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise) or on the Final Maturity Date, or
(iii) if any prepayment of any of its LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by the Borrower.

(d)Booking of LIBOR Rate Loans. A Lender may make, carry or transfer LIBOR Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

2.13.Increased Costs; Capital Adequacy.

(a)Compensation For Increased Costs. In the event that any Lender shall have reasonably determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any Change in Law: (i) subjects such Lender to any additional Tax (other than any Indemnified Tax or Excluded Tax) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements), or (iii) imposes any other condition (other than Taxes) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining the Loans

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hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the Borrower shall pay to such Lender within ten (10) Business Days of receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.13(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b)Capital Adequacy Adjustment. In the event that any Lender shall have determined that any Change in Law affecting such Lender regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Revolving Loan Commitments or participations therein or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such Change in Law (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within ten (10) Business Days after receipt by the Borrower from such Lender of the statement referred to in the next sentence, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after- tax basis for such reduction. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.13(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(c)Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.13 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.13 for any increased costs incurred or reductions suffered more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof).

2.14.Taxes; Withholding; Payments Free of Taxes.

(a)Payments Without Deduction or Withholding. Any and all payments by or on account of any obligation of a Credit Party under any Credit Document shall be made free and clear of and without deduction or withholding for any Taxes; provided that if any applicable law requires the deduction or withholding of any Tax by a Credit Party from any such payment, then such Credit Party shall be entitled to make such deduction and timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and, if any withheld or deducted Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after making all such deductions and withholdings (including such

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deductions and withholdings applicable to additional sums payable under this Section 2.14) the applicable Recipient receives an amount equal to the sum it would have received had no such deductions or withholdings of Indemnified Taxes been made.

(b)Payment of Other Taxes. Each applicable Credit Party shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)Indemnification. Without duplication of any amounts payable pursuant to clause (a) or (b), each Credit Party shall indemnify the Administrative Agent and any Lender pursuant to this Section 2.14(c) within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14) payable or paid by the Administrative Agent or such Lender and any reasonable expenses arising therefrom or with respect thereto. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, setting forth in reasonable detail the basis and calculation of such amounts, shall be conclusive absent manifest errors.

(d)Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 2.14, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)Status of Lenders.

(i)If a Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document, such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, a Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.14(e)(ii)(A), 2.14(e)(ii)(B)(I) through (IV) and 2.14(e)(ii)(C) below) shall not be required if in such Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender (it being understood that providing information currently required by any U.S. federal income tax withholding form shall not be considered prejudicial to any Lender).

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(ii)Without limiting the generality of the foregoing,

(A)any Lender that is a U.S. Person and the Administrative Agent shall deliver to the Borrower and the Administrative Agent (in the case of a Lender) on or prior to the date on which such Person becomes a party under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent), executed originals of IRS Forms W-9 certifying that such Lender or the Administrative Agent, as applicable, is not subject to U.S. federal backup withholding tax; and

(B)any Non-U.S. Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and, to the extent it is legally entitled to do so, from time to time thereafter upon the request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Forms W-8BEN or IRS Forms W-8BEN-E establishing an exemption from, or reduction of,
U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and
(y) with respect to any other applicable payments under any Credit Document, IRS Forms W-8BEN or IRS Forms W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)executed originals of IRS Forms W-8ECI;

(III)in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code,
(x) a certificate to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Forms W-8BEN or IRS Forms W- 8BEN-E;

(IV)to the extent a Non-U.S. Lender is not the beneficial owner, executed originals of IRS Forms W-8IMY, accompanied by IRS Forms W-8ECI, IRS Forms W-8BEN or IRS Forms W-8BEN-E, U.S. Tax Compliance Certificate, IRS Forms W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership (and not a participating Lender) and one or more beneficial owners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate on behalf of each such beneficial owner; and

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(V)to the extent legally entitled to do so, executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(C)If a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment under FATCA, if any. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes (including any direct Tax credit in lieu of refund) as to which it has been indemnified pursuant to this Section 2.14 (including additional amounts pursuant to this Section 2.14), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.14 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.14(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.14(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.14(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

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(g)Survival. Each party’s obligations under this Section 2.14 shall survive any assignment of rights by, or the replacement of, a Lender, the termination of the Facility and the repayment, satisfaction or discharge of all obligations under any Credit Document.

2.15.Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after an officer of such Lender responsible for administering its Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Sections 2.12, 2.13 or 2.14, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use commercially reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through a Lender Affiliate, or
(b) take such other measures as such Lender may, in its sole discretion, deem appropriate if, as a result thereof, the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Sections 2.12, 2.13 or 2.14 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of its Revolving Loan Commitments or Loans through such Lender Affiliate, or in accordance with such other measures, as the case may be, would not otherwise adversely affect its Revolving Loan Commitments or Loans or the interests of the Borrower or the applicable Lender; provided, no Lender will be obligated to utilize a Lender Affiliate, pursuant to this Section 2.14 unless the Borrower agrees to pay all reasonable, documented, out-of-pocket incremental expenses incurred by such Lender as a result of utilizing such Lender Affiliate as described above. A certificate as to the amount of any such expenses payable by the Borrower pursuant to this Section 2.14 (setting forth in reasonable detail the basis for requesting such amount) submitted by the applicable Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive absent manifest error.

2.16.Determination of Borrowing Base. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate and Monthly Servicing Report delivered to the Administrative Agent.

2.17.Cure of Borrowing Base Deficiency. With respect to any Borrowing Base Deficiency resulting solely from the reduction of the Advance Rate following the occurrence of a Tier 1 Collateral Performance Trigger, the Borrower may, within thirty (30) days of the date on which the Advance Rate was reduced, pledge additional Eligible Receivables to the Collateral Agent and/or prepay the Loans in an aggregate amount up to the amount necessary to cure such Borrowing Base Deficiency.

2.18.Increases. At any time prior to the Scheduled Commitment Termination Date, the Borrower may request, in writing delivered to the Administrative Agent, an increase in the Maximum Committed Amount in increments of $50,000,000. Any such increase to the Maximum Committed Amount will be made at the sole and absolute discretion of the Lenders and the Administrative Agent subject to, among other things, payment by the Borrower of the Increase Payment and no Event of Default, no Borrowing Base Deficiency, no Regulatory Trigger Event and no Tier 1 Collateral Performance Trigger or Tier 2 Collateral Performance Trigger existing under the Facility. The Administrative Agent (on behalf of the Lenders) shall respond to any such

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request by providing a written response to the Borrower not less than thirty (30) days after receipt of such request.

2.19.Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased-Cost Lender”) shall give notice to Company that such Lender is entitled to receive payments under Section 2.13 or Section 2.14 in an amount which causes the effective margin above the benchmark interest rate to exceed 11.5% when such payment is added to the Applicable Margin, (ii) the circumstances which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five (5) Business Days after Company’s request for such withdrawal; (b) (i) any Lender shall become a Defaulting Lender, (ii) the Default Period for such Defaulting Lender shall remain in effect, and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five (5) Business Days after Company’s request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 9.5(a)(ii), the consent of Administrative Agent shall have been obtained but the consent of one or more of such other Lenders that are not Affiliates of the Administrative Agent (each a “Non- Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), Company may, by giving written notice to any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Revolving Loans and its Revolving Loan Commitments, if any, in full to one or more Eligible Assignees identified by Company (each a “Replacement Lender”) in accordance with the provisions of Section 9.6; provided, (1) on the date of such assignment, the Replacement Lender shall pay to the Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Revolving Loans of the Terminated Lender, and (B) an amount equal to all accrued, but theretofore unpaid, fees owing to such Terminated Lender pursuant to Section 2.7; (2) on the date of such assignment, Company shall pay any amounts payable to such Terminated Lender pursuant to Section 2.13 and/or Section
2.14 and any other amounts due to such Terminated Lender; (3) in the event such Terminated Lender is an Increased-Cost Lender, such assignment will result in a reduction in any claims for payments under Section 2.13 and/or Section 2.14, as applicable, and (4) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non- Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Revolving Loan Commitments, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

SECTION 3. CONDITIONS PRECEDENT

3.1.Closing Date. The obligation of the Lenders to make the initial Loans hereunder is subject to the satisfaction, or waiver in accordance with Section 9.5, of the following conditions on or before the Closing Date:

(a)Credit Documents. The Administrative Agent shall have received copies of each Credit Document originally executed and delivered by each applicable Credit Party, the

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Backup Servicer and the Collection Account Bank, as applicable, and the original, executed membership interests of the Borrower representing 100% of all outstanding membership interests of the Borrower, along with executed assignments in blank with respect thereto.

(b)Organizational Documents; Incumbency. The Administrative Agent shall have received copies of (i) each Organizational Document executed and delivered by each Credit Party, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, (ii) signature and incumbency certificates of the officers of each Credit Party,
(i)resolutions of the board of directors, board of managers, managing member or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, as applicable, or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary or its director of operations or another officer acceptable to the Administrative Agent as being in full force and effect without modification or amendment, and (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Closing Date.

(c)Due Organization and Good Standing. Each Credit Party shall be duly organized and in good standing in the jurisdiction of its organization and qualified to do business in any other jurisdiction where it conducts its business other than in jurisdictions where the failure to be so qualified has not had, and would not be reasonably expected to have, a Material Adverse Effect.

(d)Governmental Authorizations and Consents. Each Credit Party shall have obtained all authorizations from each applicable Governmental Authority and all consents of other Persons, in each case that are necessary in connection with the entry into the Credit Documents by such Credit Party and performance of its obligations under the Credit Documents to which it is a party and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any Governmental Authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(e)Collateral. In order to create in favor of the Collateral Agent, for the benefit of Secured Parties, a valid, perfected first priority Lien in the Collateral, the Collateral Agent shall have received:

(i)evidence satisfactory to the Administrative Agent of the compliance by the Credit Parties with their obligations under the Collateral Documents and the Related Agreements (including, without limitation, their obligations to authorize or execute, as the case may be, and deliver UCC financing statements, originals of securities, instruments and chattel paper and any agreements governing deposit accounts or securities accounts as provided therein);

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(ii)the results of a recent search of all effective UCC financing statements (or equivalent filings) made with respect to any personal property of the Borrower in Delaware, the Company in South Carolina, Heights in Illinois and each other Originator in its jurisdiction of organization, together with copies of all such filings disclosed by such search, which shall be provided by the Credit Parties;

(iii)UCC termination statements (or similar documents) duly approved by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such searches with respect to the Collateral (other than any UCC financing statement filed in connection with the transactions contemplated under the Credit Documents);

(iv)evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by the Collateral Agent or the Administrative Agent; and

(v)evidence that the Collateral does not secure any Indebtedness other than the Obligations.

(f)Financial Statements; Forecasts. The Administrative Agent shall have received from the Credit Parties (i) any historical financial information regarding the Credit Parties reasonably requested by the Administrative Agent, (ii) any financial projections, origination projections, and cash uses and sources reports with respect to the Credit Parties reasonably requested by the Administrative Agent, and (iii) any other financial information regarding the Credit Parties as the Administrative Agent may reasonably request.

(g)Opinions of Counsel to Credit Parties. The Administrative Agent shall have received originally executed copies of the favorable written opinions of counsel for the Credit Parties, as to (i) corporate and enforceability matters, (ii) the creation and perfection of the security interests (A) in favor of the Collateral Agent in the Collateral under the Collateral Documents,
(B)in favor of the Borrower in the Receivables under the Receivables Purchase Agreement and
(C)in favor of the Seller in the Receivables under the Transfer Agreement, and in the equity interests under the Equity Pledge Agreement, (iii) true sale and nonconsolidation matters, and
(ii)such other matters as the Administrative Agent may reasonably request, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(h)Payments and Expenses. The Credit Parties shall have paid to the Administrative Agent the payments payable on the Closing Date referred to in the Payment Letter and all outstanding Permitted Expenses shall have been paid by the Credit Parties or reimbursed to the Agents and Lenders, as applicable.

(i)Solvency Certificates. On the Closing Date, the Administrative Agent shall have received Solvency Certificates from each Credit Party dated as of the Closing Date and

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addressed to the Administrative Agent, attesting that before and after giving effect to the consummation of the initial Credit Extension, such Credit Party is Solvent.

(j)Closing Date Certificates. Each Credit Party shall have delivered to the Administrative Agent an executed Closing Date Certificate.

(k)No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority with respect to any of the Credit Parties, or the transactions contemplated by the Credit Documents, that would reasonably be expected to have a Material Adverse Effect.

(l)No Closing Date Material Adverse Change. No Closing Date Material Adverse Change shall have occurred.

(m)Service of Process. On the Closing Date, the Administrative Agent shall have received evidence that each of the Credit Parties has appointed C T Corporation System as its agent for the purpose of service of process and such agent shall agree in writing to give the applicable Credit Party notice of any resignation of such service agent or other termination of the agency relationship. Upon receipt by the applicable Credit Party of any notice of resignation from C T Corporation System, such Credit Party shall promptly notify the Administrative Agent.

(n)Evidence of Insurance. The Collateral Agent shall have received certificates from the Servicer’s, the Company’s and the Borrower’s insurance broker, or other evidence satisfactory to it that all insurance required to be maintained hereunder is in full force and effect, and the Administrative Agent shall have completed its review of the insurance coverage for the Servicer, the Company and the Borrower and the results of such review shall be satisfactory to the Administrative Agent in its reasonable discretion.

(o)Backup Servicer Data Mapping. The Backup Servicer shall have completed all required data mapping and obtained any other information necessary to act in its capacity as Backup Servicer, in each case, as set forth in the Backup Servicing Agreement and in a manner acceptable to the Administrative Agent in its reasonable discretion.

(p)Access to Servicing Systems. The Servicer shall have provided the Administrative Agent with remote, read-only on-line access to the Master Collection Account, Collection Account, the SMC Collection Account and the Heights Collection Account, acceptable to the Administrative Agent in its reasonable discretion; and

(q)Cash Management and Reporting Systems. The Administrative Agent shall be satisfied, in its reasonable discretion, with each of the Borrower’s, the Servicer’s and the Seller’s cash management systems and each of the Borrower’s, the Servicer’s, the Seller’s and the Backup Servicer’s operating and reporting procedures and systems, and the Borrower shall have executed account control agreements and acknowledgements satisfactory to the Administrative Agent in its reasonable discretion.

(r)Diligence. The Administrative Agent and the Lenders shall have completed their due diligence review of the financial, business, operations (including the Servicing Policies

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and Credit Policies), assets (including the Receivables), liabilities, corporate, capital, legal and management structure (including receipt of satisfactory background checks on principals of any Credit Party) and contractual obligations of the Credit Parties, which review shall have provided the Administrative Agent and the Lenders with results and information which, in the reasonable judgment of the Administrative Agent and the Lenders, are satisfactory to permit the Administrative Agent and each Lender to enter into the financing transactions contemplated hereby.

3.2.Conditions to Each Credit Extension. The obligation of the Lenders to make any Loan, on any Credit Date, including the Closing Date, is subject to the satisfaction, or waiver in accordance with Section 9.5, of the following conditions precedent:

(a)each Credit Document shall be in full force and effect, shall include terms and provisions reasonably satisfactory to the Administrative Agent (provided that the terms and provisions set forth in the Credit Documents as of the Closing Date shall be deemed satisfactory to the Administrative Agent) and no provision thereof shall have been amended, restated, supplemented, modified or waived in any respect reasonably determined by the Administrative Agent to be material, in each case, without the consent of the Administrative Agent;

(b)the Administrative Agent shall have received a fully executed Funding Notice signed by an Authorized Officer of the Borrower, together with a Borrowing Base Certificate, not later than 12:00 noon (New York City time) two (2) Business Days prior to such Credit Date, evidencing sufficient Commitment Availability with respect to the requested Loan together with an updated schedule of Receivables including the Receivables to be pledged in connection with the Loan, such schedule to (A) be in an electronic file format reasonably satisfactory to the Administrative Agent and (B) set forth the information required to be provided under the Backup Servicing Agreement (including, without limitation, and with respect to each Contract, (i) the account number and (ii) the Calculated Net Balance, Gross Balance, Invested Amount, APR and term of the Receivable evidenced by such Contract) and any other information reasonably requested by the Administrative Agent with respect to such Credit Date;

(c)as of such Credit Date, immediately prior to and after giving effect to such Loan, the representations and warranties made by the applicable Credit Parties contained herein and in the other Credit Documents to which it is a party shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

(d)as of such Credit Date, immediately prior to and after giving effect to such Loan, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default;

(e)as of such Credit Date, the Collateral Agent shall have received a fully executed Assignment;

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(f)the Administrative Agent shall have approved all adverse changes made to the Credit Policies and the Servicing Policies in accordance with the terms set forth herein;

(g)in accordance with the terms of the Backup Servicing Agreement, the Borrower shall have uploaded the Required Upload Documents for such Credit Date and the related Lender Report to the Receivable File Datasite;

(h)no Closing Date Material Adverse Change shall have occurred;

(i)no Tier 2 Collateral Performance Trigger shall have occurred;

(j)no Regulatory Trigger Event shall have occurred; and

(k)immediately prior to and after making the Credit Extensions requested on such Credit Date, no Borrowing Base Deficiency shall exist.

Any Agent shall be entitled, but not obligated, to request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the reasonable good faith judgment of such Agent, such request is warranted under the circumstances.

3.3.Conditions to Each Release of Funds. The obligation of the Collateral Agent to release funds in the Collection Account to the Borrower in accordance with Section 2.10(c) is subject to the satisfaction, or waiver in accordance with Section 9.5, of the following conditions precedent:

(a)each Credit Document shall be in full force and effect, shall include terms and provisions reasonably satisfactory to the Administrative Agent (provided that the terms and provisions set forth in the Credit Documents as of the Closing Date shall be deemed satisfactory to the Administrative Agent) and no provision thereof shall have been amended, restated, supplemented, modified or waived in any respect reasonably determined by the Administrative Agent to be material, in each case, without the consent of the Administrative Agent.

(b)the Administrative Agent shall have received a fully executed Funds Release Request signed by an Authorized Officer of the Borrower together with a Borrowing Base Certificate no later than 12:00 noon (New York City time) one (1) Business Day prior to the date on which Borrower proposes to use the requested funds to purchase additional Eligible Receivables (the “Release Date”), evidencing sufficient Facility Availability with respect to the requested funds together with an updated schedule of Receivables including the Receivables to be purchased on the Release Date, such schedule to (i) be in an electronic file format reasonably satisfactory to the Administrative Agent and (ii) set forth the information required to be provided under the Backup Servicing Agreement (including, without limitation, and with respect to each Contract, (1) the account number and (2) the Calculated Net Balance, Gross Balance, Invested Amount, APR and term of the Receivable evidenced by such Contract) and any other information reasonably requested by the Administrative Agent with respect to such Release Date;

(c)as of such Release Date, immediately prior to and after giving effect to the requested release of funds from the Collection Account, the representations and warranties made

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by the applicable Credit Parties contained herein and in the other Credit Documents to which it is a party shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

(d)as of such Release Date, immediately prior to and after giving effect to the requested release of funds from the Collection Account, no event shall have occurred and be continuing or would result from such release of funds from the Collection Account to the Borrower that would constitute an Event of Default or a Default;

(e)as of such Release Date, the Collateral Agent shall have received a fully executed Assignment;

(f)the Administrative Agent shall have approved all adverse changes made to the Credit Policies and the Servicing Policies in accordance with the terms set forth herein;

(g)in accordance with the terms of the Backup Servicing Agreement, the Borrower shall have uploaded the Required Upload Documents for such Release Date and the related Lender Report to the Receivable File Datasite;

(h)no Closing Date Material Adverse Change shall have occurred;

(i)no Tier 2 Collateral Performance Trigger shall have occurred;

(j)no Regulatory Trigger Event shall have occurred; and

(k)immediately after the release of the requested funds to Borrower and the purchase by the Borrower of additional Eligible Receivables on such Release Date, no Borrowing Base Deficiency shall exist.

Any Agent shall be entitled, but not obligated, to request and receive, prior to the release of any funds from the Collection Account to the Borrower, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the reasonable good faith judgment of such Agent, such request is warranted under the circumstances.

SECTION 4. REPRESENTATIONS AND WARRANTIES

In order to induce the Agents and the Lenders to enter into this Agreement and to make each Credit Extension to be made hereunder, each of the Borrower and the Company represents and warrants, as to itself, to the Agents and the Lenders, on the Closing Date, on each Credit Date and on each Release Date, that the following statements are true and correct (it being understood and agreed that the representations and warranties made on the Closing Date are deemed to be made concurrently with the consummation of the transactions contemplated by the Credit Documents):

4.1.Organization; Requisite Power and Authority; Qualification; Other Names. Each Credit Party (a) is duly organized or formed, validly existing and in good standing under the laws

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of the State of its organization, (b) has all requisite corporate or limited liability company power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party, and to carry out the transactions contemplated thereby and fulfill its obligations thereunder, and (c) is qualified to do business and is in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect. As of the date hereof, none of the Credit Parties operates or does business under any assumed, trade or fictitious name, other than as set forth on Schedule 4.1 (List of DBAs). The Borrower has no Subsidiaries.

4.2.Due Authorization. The execution, delivery and performance of the Credit Documents to which each Credit Party is a party have been duly authorized by all necessary action on the part of such Credit Party.

4.3.No Conflict. The execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party and the consummation of the transactions contemplated by the Credit Documents do not and will not (a)(i) violate any provision of any law or any governmental rule or regulation applicable to such Credit Party, (ii) violate any of the Organizational Documents of such Credit Party, or (iii) violate any order, judgment or decree of any court or other agency of government binding on such Credit Party, (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Credit Party, except as could not reasonably be expected to result in a Material Adverse Effect, (c) other than any Permitted Liens, result in or require the creation or imposition of any Lien upon any of the properties or assets of such Credit Party, or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of such Credit Party, except for such approvals or consents which will be obtained on or before the Closing Date and delivered to the Administrative Agent.

4.4.Governmental Consents. The execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with; consent or approval of; permit, license, authorization, plan or directive from; notice to; or other action to, with or by, any Governmental Authority or any other Person, except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Collateral Agent for filing and/or recordation, as of the Closing Date other than (i) those that have already been obtained and are in full force and effect and (ii) those the failure to obtain which would not reasonably be expected to result in a Material Adverse Effect.

4.5.Binding Obligation. Each Credit Document to which each Credit Party is a party has been duly executed and delivered by such Credit Party and is the legally valid and binding obligation of such Credit Party and is in full force and effect, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

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4.6.Receivables. Each Receivable that is identified by the Borrower as an Eligible Receivable on a Borrowing Base Certificate or Funding Notice, or by the Servicer on a Monthly Servicing Report, satisfies the Eligibility Criteria as of the date of such certificate, notice or report; provided, however, for the avoidance of doubt, the failure of a Receivable to satisfy the Eligibility Criteria shall not constitute a breach hereunder as long as such Receivable is repurchased or replaced in accordance with Section 2.8.

4.7.No Adverse Selection. As of the date of the transfer by the Company to the Borrower, the Receivables sold or transferred by the Seller to the Borrower on such date were selected using procedures and criteria that were not known or intended by the Seller to result in such Receivables, when taken together with the Receivables previously sold by the Seller to the Borrower and considered as a whole, being of lesser quality than (a) the Company Receivables, considered as a whole, or (b) the Company Receivables pledged under any other financing facility or sold pursuant to any sale agreement under which the Company or an Affiliate of the Company is a borrower, either directly or indirectly (acting through a special purpose borrowing entity, or otherwise indirectly), in each case, as of the time of that transfer, and no selection procedures adverse to the Borrower, the Facility, the Agents or the Lenders, have been used (i) in selecting any Receivable from all other similar Company Receivables, or (ii) in allocating Company Receivables among any financing facility or sale agreement under which the Company or an Affiliate of the Company is a borrower, either directly or indirectly (acting through a special purpose borrowing entity, or otherwise); provided, however, that selection procedures that merely reflect differing eligibility criteria and excess concentration limits of the Facility and other financing facilities shall not be deemed a violation of this provision.

4.8.No Material Adverse Effect. Since December 31, 2018, no event, circumstance or change has occurred that has caused or evidences, either individually or in the aggregate, a Material Adverse Effect.

4.9.No Change of Ownership. No Change of Ownership has occurred other than with the prior written consent of the Administrative Agent.

4.10.Adverse Proceedings, etc. There are no Adverse Proceedings pending, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. No Credit Party is (a) in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.11.Payment of Taxes. Except as otherwise permitted under Section 5.3, (i) all
U.S. federal income tax returns and all other material tax returns and reports of the Borrower and the Company required to be filed by it have been timely filed, and (ii) all U.S. federal income Taxes and all other material Taxes due and payable, and all assessments, fees and other governmental charges upon the Borrower and the Company and upon its properties, assets, income, businesses and franchises which are due and payable have been timely paid when due and payable except those which are being contested in good faith by appropriate proceedings diligently

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conducted and for which adequate reserves have been provided in accordance with GAAP. The Borrower is, and shall at all relevant times continue to be, a “disregarded entity” (within the meaning of U.S. Treasury Regulations Section 301.7701-3) of a U.S. Person. The Borrower is not an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

4.12.Title to Assets. Each of the Borrower and the Company has good and valid title to all of its assets reflected in the most recent financial statements delivered pursuant to Section 5.9. Except as permitted by this Agreement, all such properties and assets of the Borrower are free and clear of Liens, other than Permitted Liens.

4.13.No Indebtedness. The Borrower does not have any Indebtedness, other than Indebtedness incurred under (or contemplated by) the terms of this Agreement, the other Credit Documents or otherwise permitted hereunder.

4.14.No Defaults. No Credit Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and to the Borrower’s and the Company’s knowledge, no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where,
(a)such defaults have been waived, or (b) individually or in the aggregate, the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

4.15.Governmental Regulation. The Borrower is not subject to regulation under the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. The Borrower is not a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940. The interest of the Lenders and the Agent hereunder and under the other Credit Documents (including, without limitation, the Loans) does not constitute an “ownership interest” in a “covered fund,” in each case, as defined under the Volcker Rule.

4.16.Margin Stock. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to the Borrower will be used directly or indirectly to purchase or carry any such Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry Margin Stock, to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulations T or U of the Board of Governors of the Federal Reserve System or Regulations B, X or Z of the CFPB.

4.17.Certain Fees. No broker’s or finder’s fee or commission will be payable by the Borrower with respect to this Agreement or any of the transactions contemplated hereby. No broker’s or finder’s fee or commission will be payable by the Company with respect to this Agreement or any of the transactions contemplated hereby.

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4.18.Solvency and Fraudulent Conveyance. The Borrower is and, upon the incurrence of any Credit Extension by the Borrower on any date on which this representation and warranty is made, will be, Solvent. No Credit Party is transferring any Collateral with any intent to hinder, delay or defraud any of its creditors. No Credit Party shall use the proceeds from the transactions contemplated by this Agreement to give preference to any class of creditors, except that proceeds may be used to (i) repay any Indebtedness secured by Receivables transferred to the Borrower on the Closing Date, (ii) repay any Indebtedness owed to Wells Fargo Bank, National Association under the Company’s existing credit facility, and (iii) repay any Indebtedness owed to any other creditor of a Credit Party only if such creditor has entered into an intercreditor agreement with the Administrative Agent that is acceptable to the Administrative Agent in its reasonable discretion. The Borrower has given fair consideration and reasonably equivalent value in exchange for the sale of the Receivables under the Receivables Purchase Agreement.

4.19.Compliance with Statutes, etc. Each of the Credit Parties is in compliance in all material respects with and has all Permits necessary or required by all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property, except for such failures to comply as could not reasonably be expected to have a Material Adverse Effect.

4.20.Disclosure. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or at the direction of any Credit Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Credit Document (in each case, as modified or supplemented by other information so furnished), other than projections, budgets, estimates, forward-looking statements and information of a general economic or industry specific nature, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The projected financial information that has been furnished by the Credit Parties to the Administrative Agent has been prepared in good faith based upon assumptions believed by the preparer thereof to be reasonable at the time. There are no facts known to any Credit Party (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to any Agent or any Lender for use in connection with the transactions contemplated hereby.

4.21.Money Control Acts/FCPA. To the extent applicable, each Credit Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

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4.22.Security Interest.

(a)The Security Agreement creates a valid and continuing security interest (as defined in the UCC) in the Collateral (as defined thereunder) in favor of the Collateral Agent, for the benefit of the Secured Parties, which security interest is prior to all other liens (other than Permitted Liens that have priority to the security interest of the Collateral Agent under applicable law);

(b)Immediately upon the pledge by the Borrower of the Receivables and the other Collateral to the Collateral Agent under the Security Agreement, the Collateral Agent, for the benefit of the Secured Parties, shall have a valid and enforceable security interest in the Collateral, free and clear of all liens, encumbrances, security interests and rights of others, other than Permitted Liens; and

(c)All filings (including, without limitation, UCC filings or other actions) necessary in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in Collateral of the Borrower have been made, given, taken or performed.

4.23.Payment Instructions; etc.

(a)The conditions and requirements set forth in Section 5.7 have at all times been duly satisfied and performed.

(b)The SMC Collection Account is maintained solely in the name of the Company and is not subject to any Liens other than Permitted Liens and customary liens in favor of the Master Collection Account Bank with respect to the SMC Collection Account. The Company has not granted any Person, other than the Master Collection Account Bank, dominion and control of the SMC Collection Account or the right to take dominion and control of the SMC Collection Account at a future time or upon the occurrence of a future event. The Heights Collection Account is maintained solely in the name of Heights and is not subject to any Liens other than Permitted Liens and customary liens in favor of the Master Collection Account Bank with respect to the Heights Collection Account. Heights has not granted any Person, other than the Master Collection Account Bank, dominion and control of the Heights Collection Account or the right to take dominion and control of the Heights Collection Account at a future time or upon the occurrence of a future event. Each Branch Account is maintained solely in the name of the applicable Originator and is not subject to any Liens other than Permitted Liens. None of the Company, any Originator or any of their respective Affiliates has granted any Person dominion and control of any Branch Account or the right to take dominion and control of such Branch Account at any future time or upon the occurrence of a future event.

(c)The Master Collection Account is maintained solely in the name of the Master Collection Account Bank and is not subject to any Liens other than the Liens contemplated by the Master Collection Account Agreement. The Company has not granted any Person, other than the Master Collection Account Bank, dominion and control of the Master Collection Account or the right to take dominion and control of the Master Collection Account at a future time or upon the occurrence of a future event.

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(d)The Collection Account is maintained solely in the name of the Borrower. The Borrower has not granted any Person, other than the Collateral Agent as contemplated by this Agreement, dominion and control of the Collection Account, or the right to take dominion and control of the Collection Account at a future time or upon the occurrence of a future event. The Collection Account Bank has been instructed to distribute funds on deposit in the Collection Account at the direction of the Collateral Agent.

4.24.Transfer Agreement. The Transfer Agreement is valid, in full force and effect, and enforceable against the parties thereto and the Transfer Agreement creates a valid transfer and assignment to Seller of all right, title and interest of the applicable Originator in and to all Receivables and the other Collateral conveyed or purported to be conveyed to Seller thereunder. Seller has given reasonably equivalent value to the applicable Originator in consideration for the transfer to Seller by such Originator of the Receivables and Collateral pursuant to the Transfer Agreement.

4.25.Places of Business. The principal places of business and chief executive office of each Credit Party and the offices where each keeps all of its records are located at the address(es) listed in Appendix B of this Agreement or such other locations of which Collateral Agent has been notified in accordance with Section 5.1(e) in jurisdictions where all action required by Section 5.1(e) has been taken and completed. The Company is organized as a corporation under the laws of the State of South Carolina. The Borrower is organized as a limited liability company under the laws of the State of Delaware.

4.26.ERISA . No ERISA Event has occurred or is reasonably expected to occur. Neither the Borrower nor any ERISA Affiliate maintains, contributes to or has any liability with respect to any Employee Benefit Plan or Foreign Plan and has never contributed to or had any liability (including contingent liability and liability on account of an ERISA Affiliate) with respect to any Multiemployer Plan or Pension Plan. The assets of Borrower do not constitute “plan assets” within the meaning of Section 3(42) of ERISA. The Borrower is not an employee benefit plan subject to Title I of ERISA, a “plan” as defined in Section 4975(e)(1) of the Code and subject to 4975 of the Code, or a governmental plan, church plan, or Foreign Plan that is subject to federal, state, local or non-U.S. laws substantially similar in form or application to Section 406 of ERISA or Section 4975 of the Code (“Similar Laws”). The transactions contemplated by this Agreement will not cause a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or a violation of any Similar Laws. Notwithstanding anything to the contrary in this Agreement, representations in this Section 4.27 shall be made on the Closing Date and on each day a Loan remains outstanding.

SECTION 5. AFFIRMATIVE COVENANTS

Each of the Borrower and the Company covenants and agrees, as to itself, that so long as any Revolving Loan Commitment is in effect and until payment in full of all of the Obligations (other than Unasserted Obligations), it shall, and shall cause each other Credit Party to, perform all covenants applicable to it in this Section 5.

5.1.Reports. The applicable Credit Parties specified below shall deliver, or cause to be delivered, to the Administrative Agent:

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(a)Collateral Reporting. Two Business Days prior to each Credit Date and one
(1)Business Day prior to each Release Date, and in any event at least once a month, and at such other times as the Administrative Agent shall reasonably request, the Borrower shall deliver a Borrowing Base Certificate to the Administrative Agent, in form and substance satisfactory to the Administrative Agent. Each Borrowing Base Certificate delivered to the Administrative Agent shall bear a signed statement by an Authorized Officer certifying the accuracy and completeness of all information included therein. The execution and delivery of a Borrowing Base Certificate shall in each instance constitute a representation and warranty by the Borrower to the Lenders that each Eligible Receivable included therein satisfies the Eligibility Criteria as of the “as of” date of such Borrowing Base Certificate. In the event any Funding Notice or Borrowing Base Certificate with respect to a Loan or other information required by this Section 5.1(a) is delivered to the Administrative Agent by the Borrower electronically or otherwise without signature, such Funding Notice, Borrowing Base Certificate or other information shall, upon such delivery, be deemed to be signed and certified on behalf of the Borrower by an Authorized Officer and constitute a representation to the Administrative Agent as to the authenticity thereof. The Administrative Agent shall have the right to review and adjust any such calculation of the Borrowing Base to reflect exclusions from Eligible Receivables or such other matters as are necessary to determine the Borrowing Base in accordance with the terms hereof, and shall provide notice of such adjustments (with a reasonably detailed explanation of the reasons therefore) to the Borrower and the Company.

(b)Notice of Default, Collateral Performance Trigger and Servicer Default. Promptly upon any Authorized Officer of any Credit Party obtaining knowledge (i) of any condition or event that constitutes a Default, an Event of Default, a Regulatory Trigger Event, a Tier 1 Collateral Performance Trigger, a Tier 2 Collateral Performance Trigger or a Servicer Default, (ii) that any Person has given any notice to any Credit Party or taken any other action with respect to any event or condition set forth in Section 7.1, or (iii) of the occurrence of any event or change that has caused or evidences, either individually or in the aggregate, a Material Adverse Effect, a certificate of one of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, Regulatory Trigger Event, Tier 1 Collateral Performance Trigger, Tier 2 Collateral Performance Trigger or Servicer Default, event or condition, and what action the applicable Credit Party has taken, is taking and proposes to take with respect thereto;

(c)Notice of Litigation. Promptly upon any Authorized Officer of any Credit Party obtaining actual knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding against a Credit Party not previously disclosed in writing by the Borrower to the Lenders and of any material development in any such proceeding, (ii) any development in any Adverse Proceeding against the Borrower, (iii) any material development in any Adverse Proceeding against any Credit Party (other than the Borrower) that, if adversely determined, is reasonably likely to result in a judgment in an amount in excess of $500,000, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to the Credit Parties to enable the Administrative Agent and its counsel to evaluate such matters; (iv) the commencement of any proceedings by or against any Credit Party under any applicable bankruptcy, reorganization, liquidation, rehabilitation,

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insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for any Credit Party, or (v) the receipt of notice that (A) any Credit Party is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of any Credit Party’s business is to be, or may be, suspended or revoked, (C) any Credit Party is to cease and desist any practice, procedure or policy employed by any Credit Party in the conduct of their respective businesses or (D) any formal investigation is commenced or threatened in writing by any Governmental Authority against any Credit Party.

(d)Breach of Representations and Warranties. Promptly upon any Authorized Officer of any Credit Party becoming aware of a material breach with respect to any representation or warranty made or deemed made by any Credit Party in any Credit Document or in any certificate at any time given by any Credit Party in writing pursuant hereto or thereto or in connection herewith or therewith, a certificate of an Authorized Officer specifying the nature and period of existence of such breach and what action such Credit Party has taken, is taking and proposes to take with respect thereto.

(e)Information Regarding Collateral. Each Credit Party will furnish to the Collateral Agent prior written notice of any change to its (i) corporate name, (ii) identity, organizational structure or jurisdiction of organization, or (iii) Federal Taxpayer Identification Number. Each of the Borrower and the Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Each of the Borrower and the Company agrees to promptly notify the Collateral Agent if any material portion of the Collateral is damaged or is destroyed;

(f)Tax Returns. As soon as practicable and in any event within fifteen
(15) days following the filing thereof, the Borrower shall provide to the Administrative Agent copies of each U.S. federal income tax return or information return or report relating to taxes filed by the Company and its consolidated Subsidiaries;

(g)Credit Policies and Servicing Policies. The Borrower shall provide at least ten (10) Business Days prior written notice to the Administrative Agent of any change to the Credit Policies or the Servicing Policies; and

(h)Termination of Agent for Service of Process. Each Credit Party shall provide the Administrative Agent with prompt notice of any resignation of the service agent referred to in Section 3.1(m) with respect to such Credit Party, or any termination of the related agency relationship.

(i)Notice of DBAs. If at any time any Credit Party begins to operate or do business under any assumed, trade or fictitious name, other than as set forth on Schedule 4.1 (List of DBAs) (as the same may be updated from time to time pursuant to this Section 5.1(i)), Borrower shall provide the Administrative Agent with an updated Schedule 4.1 (List of DBAs) listing such assumed, trade or fictitious name concurrently with the next scheduled delivery of financial statements pursuant to Section 5.9(b).

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(j)ERISA Notices. The applicable Credit Party shall deliver to each Agent and each Lender (i) promptly upon any Authorized Officer of any Credit Party becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what actions the Credit Parties or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (1) the most recent Schedule SB (Actuarial Information) to the annual report (Form 5500 Series) filed by any Credit Party or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each affected Plan;
(2) all notices received by any Credit Party or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any affected Plan of the Credit Parties or their respective ERISA Affiliates (with respect to an affected Multiemployer Plan, to the extent that the Credit Parties have rights to access such documents, reports or filings), as any Agent or Lender shall reasonably request.

5.2.Existence. Each Credit Party shall at all times preserve and keep in full force and effect (a) its existence (provided, that any Originator may liquidate, dissolve, wind up or merge with another Originator or the Company) and (b) all rights and franchises, licenses and permits material to its business as conducted by it from time to time. For the avoidance of doubt, this Section 5.2 shall not prohibit a Credit Party from exercising its business judgment in relocating or closing a branch location.

5.3.Payment of Taxes and Claims. Each of the Borrower and the Company shall pay all U.S. federal income and other material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, that no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contested proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. The Borrower shall not (a) file or consent to the filing of any consolidated income tax return with any Person (other than the Parent and its Subsidiaries) or
(b)elect to be classified as an association taxable as a corporation for federal or state tax purposes.

5.4.Compliance with Laws. Each Credit Party shall comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.5.Further Assurances. At any time or from time to time upon the request of the Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and take such other actions as the Administrative Agent or the Collateral Agent may reasonably request of such Credit Party in order to effect fully the purposes

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of the Credit Documents, including providing any Lender with any information reasonably requested pursuant to Section 9.19.

5.6.Separateness. The Borrower acknowledges that each Lender is entering into this Agreement in reliance upon the Borrower’s identity as a legal entity that is separate from any other Person. Therefore, from and after the date of this Agreement, the Borrower shall take all reasonable steps, including without limitation, all steps that the Administrative Agent may from time to time reasonably request, to maintain the Borrower’s identity as a separate legal entity and to make it manifest to third parties that the Borrower is a separate legal entity. Without limiting the generality of the foregoing, the Borrower agrees that it has not and shall not (except as otherwise provided in the Credit Documents):

(a)fail to maintain its limited liability company existence and make independent decisions with respect to its daily operations and business affairs and, other than decisions of its member pursuant to the terms of the limited liability company agreement of the Borrower, be controlled in making such decisions by any Affiliate thereof or any other Person;

(b)fail to file its own tax returns, if any, as may be required under applicable law, to the extent it is not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

(c)(i) fail to maintain an email address not used by any Affiliate thereof, or
(ii) share a telephone number or facsimile number with any such Affiliate;

(d)fail to pay its own liabilities only out of its own funds; provided, however, that the foregoing shall not require the member of the Borrower to make any additional capital contributions to the Borrower;

(e)fail to compensate (either directly or through reimbursement of its allocable share of any shared expenses) all employees, consultants and agents, and Affiliates of the Borrower, to the extent applicable, for services provided to the Borrower by such employees, consultants and agents or such Affiliates, in each case, from the Borrower’s own funds; provided, however, that the foregoing shall not require the member of the Borrower to make any additional capital contributions to the Borrower;

(f)except to the extent otherwise permitted under this Agreement, make or declare any dividends or other distributions of cash or property to the holders of its equity securities or make redemptions or repurchases of its equity securities, in either case, other than in accordance with appropriate corporate formalities and consistent with sound business judgment;

(g)engage, either directly or indirectly, in any business or activity other than the acquisition, ownership, financing and disposition of the Receivables in accordance with the Credit Documents and activities incidental thereto;

(h)acquire or own any material asset other than the Collateral and proceeds thereof;

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(i)merge into or consolidate with any Person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case, to the extent permitted by law, the Administrative Agent’s consent;

(j)fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its formation, or without the prior written consent of the Administrative Agent, amend, modify, change, repeal, terminate or fail to comply with the provisions of the Borrower’s certificate of formation, or its limited liability company agreement, as the case may be;

(k)own any Subsidiary or make any investment in, any Person or entity without the consent of the Administrative Agent;

(l)except as expressly provided herein, commingle its assets with the assets of any of its general partners, members, Affiliates, principals or any other Person or entity;

(m)incur any Indebtedness except the Obligations;

(n)fail to remain Solvent; provided, that this provision shall not require the member of the Borrower to make additional capital contributions to the Borrower;

(o)fail to maintain its records, books of account and bank accounts, separate and apart from those of the general partners, members, principals and Affiliates of the Borrower or the Affiliates of a general partner or member of the Borrower or any other Person;

(p)except for the Credit Documents, and as otherwise expressly permitted by the Credit Documents, enter into any contract or agreement with any other Credit Party or any general partner, member, principal or Affiliate of any other Credit Party, except with the Administrative Agent’s consent and upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any general partner, member, principal or Affiliate of the Company, any other Credit Party, or any general partner, member, principal or Affiliate thereof or fail to maintain separate financial statements from those of its general partners, members, principles and Affiliates; provided, however, that the Borrower’s financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of the Company and its Affiliates; provided, further, that such consolidated financial statements disclose that the Borrower is a separate legal entity and that its assets are not generally available to satisfy the claims of creditors of the Company and its Affiliates;

(q)seek the dissolution or winding up, in whole or in part, of the Borrower or take any action that would cause the Borrower to become insolvent;

(r)fail to take reasonable efforts to correct any misunderstanding known to the Borrower regarding the separate identity of the Borrower;

(s)maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

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(t)except as provided in the Credit Documents, assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

(u)except as provided in the Credit Documents, make any loans or advances to any third party, including any general partner, member, principal or Affiliate of the Borrower, or any general partner, member, principal or Affiliate thereof;

(v)fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or Person or to conduct its business solely in its own name in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that the Borrower is responsible for the debts of any third party (including any general partner, member, principal or Affiliate of the Borrower, or any general partner, member, principal or Affiliate thereof);

(w)fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations to the extent there exists sufficient cash flow from Collections to do so after payment of the Obligations, and this provision shall not require the member of the Borrower to make additional capital contributions to the Borrower;

(x)file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors;

(y)hold itself out as or be considered as a department or division (other than for tax purposes) of any general partner, principal, member or Affiliate of the Borrower or any other Person or entity;

(z)fail to allocate fairly and reasonably shared expenses (including, without limitation, shared office space and services performed by an employee of an Affiliate) among the Persons sharing such expenses and to use separate stationery, invoices and checks;

(aa) acquire obligations or securities of its partners, members, shareholders or other Affiliates, as applicable;

(bb) violate or cause to be violated the assumptions made with respect to the Borrower in any opinion letter pertaining to substantive consolidation delivered to the Lenders in connection with the Credit Documents;

(cc) fail to have Organizational Documents that provide that, so long as the Obligations of the Borrower shall be outstanding, the Borrower shall not (i) seek the dissolution or winding up in whole, or in part, of the Borrower, or (ii) file or consent to the filing of any petition, either voluntary or involuntary, or commence a case under any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors without the consent of the Independent Director; and

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(dd) fail to cause its officers, agents and other representatives to act at all times with respect to the Borrower consistently and in furtherance of the foregoing and in the best interests of the Borrower;

(ee) fail to observe all requisite organizational formalities under Delaware law.

In the event of any inconsistency between the covenants set forth in this Section 5.6 or the other covenants set forth in this Agreement, or in the event that any covenant set forth in this Section 5.6 poses a greater restriction or obligation than is set forth elsewhere in this Agreement, the covenants set forth in this Section 5.6 shall control.

5.7.Cash Management Systems.    The Borrower shall establish and maintain cash management systems as set forth below.

(a)Cash Management System.

(i)The Borrower shall have established, or have caused the Servicer to establish, pursuant to the Control Agreement for the benefit of the Collateral Agent, on behalf of the Secured Parties, a Collection Account as described in Section 2.9 into which all Collections in respect of the Receivables shall be swept.

(ii)The Company shall have established the SMC Collection Account and caused the SMC Collection Account to be subject to the SMC Account Control Agreement. Heights shall have established the Heights Collection Account and caused the Heights Collection Account to be subject to the Heights Account Control Agreement. On the Closing Date, the Company will deposit into each of the SMC Collection Account, the Heights Collection Account, each Branch Account and the Master Collection Account the amount necessary, if any, to cause such account to contain the applicable Minimum Account Amount. The Company shall cause the SMC Collection Account, the Heights Collection Account, each Branch Account and the Master Collection Account to contain at all times the applicable Minimum Account Amount. Upon the opening of any new Branch Account, the Company shall by written notice to the Agent provide an update to Schedule 1.2 hereto to designate the Minimum Account Amount for such Branch Account. The Company may from time to time adjust the Minimum Account Amount for a Branch Account, the SMC Collection Account, the Heights Collection Account, or the Master Collection Account by written notice to the Agent, which adjustment shall become effective (with the consent of the Agent in its reasonable discretion) immediately prior to the close of business (and any required sweep of funds pursuant to clause (iv) below) on the fifth (5th) Business Day following delivery thereof and as of such effective time shall constitute an update to Schedule 1.2 hereto; provided that upon the opening of any new Branch Account or any increase to any Minimum Account Amount, the Company shall, from its own funds, provide cash to the applicable account sufficient to cause such account to have the Minimum Account Amount on deposit. On and after the Closing Date, the Company will cause each Branch Office to have cash on hand at the start of business on each Business Day in an amount equal to the Specified Local Amount. The Company may from time to time replace Schedule 1.1 hereto by written notice to the Agent, which replacement shall become effective immediately prior to the close of business (and any

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required sweep of funds pursuant to clause (iv)(1)(y) below) on the fifth (5th) Business Day following delivery thereof and as of such effective time shall constitute a replacement of Schedule 1.1 hereto; provided that upon any increase to any Specified Local Amount, the Company shall, from its own funds, provide cash to such Branch Office sufficient to cause such Branch Office to have the Specified Local Amount on hand.

(iii)The Company shall have caused the Master Collection Account Bank to establish the Master Collection Account and caused the Master Collection Account to be subject to the Master Collection Account Agreement.

(iv)The Borrower and the Servicer (1) will instruct (or otherwise cause) each Obligor to make all payments with respect to Receivables directly to a branch for deposit to a Branch Account (for payments made by cash or check) and directly to the SMC Collection Account or the Heights Collection Account (for payments made by credit card, ACH or any other electronic form of payment), it being understood that (x) upon receipt of any payments by check by a branch, such branch shall cause such checks to be deposited to a Branch Account, and (y) all cash in excess of the Specified Local Amount at any Branch Office at the end of each day shall be deposited to a Branch Account; provided, however, that such Branch Office may use such cash on hand to advance new loans and for local expenses; provided further that such Branch Office shall provide notice to Servicer each day of the amount of cash so used (the “Daily Cash Usage”), (2) will instruct (or otherwise cause) the account bank for each Branch Account to deposit, on each Business Day, all available funds in any such Branch Account in excess of the applicable Minimum Account Amount, to the Master Collection Account or the SMC Collection Account or the Heights Collection Account, as applicable, (3) will instruct (or otherwise cause) the SMC Collection Account Bank and the Heights Collection Account Bank to deposit, on each Business Day, all available funds in the SMC Collection Account or the Heights Collection Account, as applicable, in excess of the applicable Minimum Account Amount to the Master Collection Account, (4) will instruct (or otherwise cause) the Master Collection Account Bank to deposit all Collections deposited into the Master Collection Account to the Collection Account within two (2) Business Days after receipt in the Master Collection Account pursuant to the terms of the Master Collection Account Agreement and (5) will deposit (or cause to be deposited, including by standing instruction) to the Master Collection Account on each Business Day an amount equal to the Daily Cash Usage for the prior Business Day. Each Branch Account, the SMC Collection Account, the Heights Collection Account and the Master Collection Account shall hold only collections on Company Receivables (including deposits of Daily Cash Usage) and such collections shall not be commingled with any other funds other than any Minimum Account Amounts deposited therein on the Closing Date. Each remittance of Collections to the Collection Account shall be without setoff, netting, deduction or counterclaim of any kind. The instructions to the account bank for each Branch Account, the SMC Collection Account Bank and the Heights Collection Account Bank, as applicable, pursuant to the foregoing clauses (2) and (3) shall be in the form of (x) if available, an automatic sweep in accordance with the applicable control agreement, or (y) if an automatic sweep is not available, an irrevocable standing instruction to the applicable account bank, SMC Collection Account Bank or Heights Collection Account Bank, as applicable, in form and substance satisfactory to the Administrative Agent.

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(v)The cash management system described in clauses (i) through (iv) above shall be referred to herein as the “Cash Management System”.

(vi)Other than as contemplated above, the Borrower shall not establish any new Cash Management System without the prior written consent of the Administrative Agent in its sole discretion, and prior to establishing any such new Cash Management System, the Borrower shall cause each bank, financial institution or post office box, as applicable, with which it seeks to establish such a Cash Management System to enter into a control agreement similar to the Control Agreement; provided, however, if documented fraud shall occur requiring Borrower to establish any new account, Borrower may establish such new account in consultation with the Administrative Agent and the Borrower shall cause each bank, financial institution or post office box, as applicable, with which it seeks to establish such new account to enter into a control agreement with respect to such account similar to the Control Agreement contemporaneously with the establishment of such new account.

(vii)Without the prior written consent of the Administrative Agent, in its sole discretion, the Borrower shall not, in a manner adverse to the Collateral Agent,
(A) change the general instructions given to the Obligors, the Servicer, the Master Collection Account Bank or the Collection Account Bank in respect of payments on account of Receivables to be deposited in the Cash Management System, or (B) change any instructions given to any bank or financial institution which in any manner redirects the proceeds of any collections in the Cash Management System to any account which is not subject to a control agreement in favor of the Master Collection Account Bank or the Collateral Agent, as applicable.

(viii)The Borrower acknowledges and agrees that the funds on deposit in the Collection Account shall continue to be collateral security for the Obligations secured thereby.

(ix)The Company agrees that each of the SMC Collection Account and the Heights Collection Account shall at all times be maintained solely in the name of the Company or Heights, as applicable, and shall not be or become subject to any Liens other than Permitted Liens and customary liens in favor of the Master Collection Account Bank with respect to the SMC Collection Account and the Heights Collection Account. The Company shall not grant any Person, other than the Master Collection Account Bank, dominion and control of the SMC Collection Account or the Heights Collection Account or the right to take dominion and control of the SMC Collection Account or the Heights Collection Account at any future time or upon the occurrence of any future event. The Company agrees that each of the Branch Accounts shall at all times be maintained solely in the name of the applicable Originator, and shall not be or become subject to any Liens other than Permitted Liens. The Company shall not grant, and shall not permit any of its Affiliates to grant, any Person dominion and control over any Branch Account or the right to take dominion and control of any Branch Account at any future time or upon the occurrence of any future event.

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(b)Receivables Payment Collection. The Borrower and Servicer each agrees
(i)to instruct or otherwise cause each Obligor to make all payments with respect to Receivables directly to the Cash Management System, and (ii) promptly (and, except as set forth in the proviso to this Section 5.7(b), in no event later than two (2) Business Days following receipt) to deposit, or cause to be deposited, all Collections received by the Borrower or the Servicer in any manner not described in Section 5.7(a)(iv), whether in the form of cash, checks, notes, drafts, bills of exchange, money orders, credit card payments, electronic payments, ACH payments or otherwise, with any endorsements of the Borrower or the Servicer, as applicable, necessary for deposit or collection, into the SMC Collection Account or the Heights Collection Account, as applicable, without deposit into any intervening account, in each case to be swept to the Master Collection Account; provided, however, that with respect to any payment received that does not contain sufficient identification of the account number to which such payment relates or cannot be processed due to an act beyond the control of the Borrower or the Servicer, such deposit shall be made no later than the second (2nd) Business Day following the date on which such account number is identified or such payment can be processed, as applicable. Until such amounts are deposited, the Borrower or the Servicer, as applicable, will hold such payments in trust for and as the property of the Collateral Agent for the benefit of the Secured Parties.

5.8.Insurance. The Borrower, the Company and the Servicer shall maintain in force
(a) an “errors and omissions” insurance policy in an amount not less than $1,000,000, naming the Borrower as loss payee, (b) an employee fidelity insurance policy in an amount not less than
$1,000,000, naming the Administrative Agent, for the benefit of the Secured Parties, as beneficiary and additional loss payee and (c) property and casualty insurance in an amount reasonably acceptable to the Administrative Agent, in each case, (i) in a form reasonably acceptable to the Administrative Agent and (ii) with an insurance company reasonably acceptable to the Administrative Agent. Unless otherwise directed by the Administrative Agent, the Borrower, the Company and the Servicer shall prepare and present, on behalf of itself, the Administrative Agent and the Secured Parties, claims under any such policy in a timely fashion in accordance with the terms of such policy, and upon the filing of any claim on any policy described in this Section 5.8, the Borrower, the Company or the Servicer, as the case may be, shall promptly notify the Administrative Agent of such claim and deposit, or cause to be deposited, the Net Insurance Proceeds of any such claim into the Collection Account; provided, however, that such requirements shall not apply to any property and casualty insurance that is unrelated to the Borrower or the assets of the Borrower. Prior to the Closing Date and annually thereafter, the Borrower shall deliver copies of such policies to the Administrative Agent together with a certification from the applicable insurance company that such policy is in force on such date. The Borrower shall deliver proof of maintenance of such policies and payment of premiums no less frequently than annually, in form and substance reasonably acceptable to the Administrative Agent.

5.9.Financial Statements.

(a)Annual Financial Statements. (i) As soon as available and no later than one hundred twenty (120) days after the end of each Fiscal Year, the Borrower shall deliver to the Administrative Agent one (1) copy of: (A)(x) the audited consolidated balance sheets of the Parent and its consolidated Subsidiaries (including the Borrower) and (y) the consolidating balance sheets of the Parent and the Borrower and (B)(x) the audited consolidated statements of income,

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stockholders’ equity and cash flows of the Parent and its consolidated Subsidiaries (including the Borrower) and (y) the consolidating statements of income and stockholders’ equity of the Parent and the Borrower and in each case, setting forth in comparative form the figures for the previous Fiscal Year and accompanied by an opinion of the Independent Accountants stating that such audited balance sheet and audited financial statements present fairly the financial condition and results of operation of the companies being reported upon and have been prepared in accordance with GAAP consistently applied (except for changes in application in which such accountants concur.

(b)Monthly Financial Statements. As soon as available and no later than thirty
(30) days after the end of each calendar month, the Borrower shall deliver, or cause to be delivered, to the Administrative Agent one (1) copy of: (A)(x) the unaudited consolidated balance sheets of the Parent and its consolidated Subsidiaries (including the Borrower) and (y) the consolidating balance sheets of the Parent and the Borrower and (B)(x) the unaudited consolidated statements of income, stockholders’ equity and cash flows of the Parent and its consolidated Subsidiaries (including the Borrower) and (y) the consolidating statements of income and stockholders’ equity of the Parent and the Borrower and in each case, which shall be prepared and presented in accordance with, and provide all necessary disclosure (other than footnote disclosure) required by, GAAP and shall be accompanied by a certificate signed by the president, financial vice president, treasurer, chief financial officer, chief investment officer or controller of the Parent or another officer of the Parent reasonably acceptable to the Administrative Agent stating that such balance sheet and financial statements presents fairly the financial condition and results of operation of the Parent and its consolidated Subsidiaries and has been prepared in accordance with GAAP consistently applied. Any financial statements delivered pursuant to this Section 5.9(b) may be subject to adjustment in accordance with GAAP upon delivery of the financial statements required under Section 5.9(a).

5.10.Due Diligence; Access to Certain Documentation.

(a)Each of Administrative Agent and each Lender (and their respective agents or professional advisors) shall have the right under this Agreement, from time to time, so long as no Event of Default or Regulatory Trigger Event has occurred and is continuing upon three
(3) Business Days’ prior notice to the relevant party (or, following the occurrence of an Event of Default or Regulatory Trigger Event, at any time, in their sole discretion), to examine and audit, during regular business hours, any and all of the books, records, financial statements, credit and collection policies, legal and regulatory compliance, operating and reporting procedures and information systems (including without limitation customer service and/or whistleblower hotlines), directors, officers and key employees of the Credit Parties, or held by another Person for a Credit Party or on its behalf, concerning or otherwise affecting the Company Receivables or the Credit Documents. Any participants of any Lender shall be permitted to participate in any examination or audit pursuant to this Section 5.10. The Administrative Agent and each Lender (and their respective agents, professional advisors and participants) shall treat as confidential any information obtained during the aforementioned examinations which is not already publicly known or available; provided, however, that the Administrative Agent (and its agents or professional advisors) may disclose such information with any participants of any Lender and if required to do so by law or by any regulatory authority.

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(b)So long as no Event of Default or Regulatory Trigger Event has occurred and is continuing upon three (3) Business Days’ prior notice to the relevant party (or, following the occurrence of an Event of Default or Regulatory Trigger Event, at any time) and during regular business hours, each of the Borrower and the Company agrees to promptly provide the Administrative Agent and each Lender (and their respective agents or professional advisors) with access to, copies of and extracts from any and all documents, records, agreements, instruments or information (including, without limitation, any of the foregoing in computer data banks and computer software systems) which the Administrative Agent or any such Lender (and their respective agents or professional advisors) may reasonably require in order to conduct periodic due diligence relating to the Credit Parties in connection with the Company Receivables and the Credit Documents.

(c)Each Credit Party will make available to the Administrative Agent and each Lender (and their respective agents or professional advisors) knowledgeable financial, accounting, legal and compliance officers for the purpose of answering questions with respect to the Credit Parties and the Company Receivables and to assist in the Administrative Agent’s and/or such Lender’s diligence. In addition, the Borrower shall provide, or shall cause the Servicer to provide, the Administrative Agent with remote access to any electronic Receivable Files and any related documents and to the Collection Account, the SMC Collection Account, the Heights Collection Account, and, to the extent that the Master Collection Account Bank provides such a service, the Master Collection Account. Each of the Borrower and the Company agrees that the Servicer will cooperate with the Administrative Agent in order for the Administrative Agent to confirm any information relating to the Receivables directly with the applicable Obligors.

(d)All reasonable costs and expenses incurred by the Administrative Agent and the Lenders (and their respective agents or professional advisors) in connection with the matters outlined in this Section 5.10 shall be Permitted Expenses, which the Borrower shall reimburse to the Administrative Agent or the Lenders, as applicable, or shall pay or cause to be paid.

(e)Prior to the occurrence of a Regulatory Trigger Event, a Tier 1 Collateral Performance Trigger, a Default or an Event of Default, the Administrative Agent and the Lenders, collectively, shall not conduct more than four (4) examinations or audits pursuant to this Section 5.10 at the expense of the Borrower per calendar year; provided that from and after the date that the Verification Completion Condition has been satisfied and prior to the occurrence of a Regulatory Trigger Event, a Tier 1 Collateral Performance Trigger, a Default or an Event of Default, Borrower shall not be responsible for any portion of such expenses that exceeds $125,000 in the aggregate for any calendar year. The Administrative Agent shall work in good faith to coordinate any examinations or audits pursuant to this Section 5.10 with other creditors of the Credit Parties.

5.11.Dividend Restriction. The Borrower shall not make any payments of Cash dividends or other Cash distributions to the Company, other than (i) on each Settlement Date during the Revolving Period, Cash dividends to the Company from funds received by the Borrower pursuant to Section 2.10(a)(vii); (ii) on each Settlement Date during the Amortization Period or following the occurrence and during the continuance of an Event of Default, Cash dividends to the Company from funds received by the Borrower pursuant to Section 2.10(b)(ix); and (iii) Cash

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dividends or Cash distributions made with the prior written consent of the Administrative Agent, in its reasonable discretion.

5.12.Facility Rating. The Administrative Agent may, at any time after the Closing Date, upon written notice to the Borrower, request private ratings of this Facility from one or more credit rating agencies selected by such Administrative Agent. The Borrower and the Company agree that each of them shall cooperate with the Administrative Agent’s efforts to obtain such ratings, and shall provide the applicable credit rating agencies (either directly or through distribution to the Administrative Agent), reasonable access to their respective books, records, financial statements, policies, directors, officers and employees, other documents or other information, in each case, as reasonably requested by such credit rating agencies for the purpose of providing and monitoring such ratings. Each of the Borrower and the Company agrees that the Lenders and the Administrative Agent shall have the right to disclose the terms of this Agreement and the transactions contemplated hereby to the applicable credit rating agencies; provided, however, that each such rating agency shall agree to comply with requirements substantially similar to those set forth in Section 9.22 with respect to any Confidential Information provided thereto. None of the Borrower, the Company or any of their respective Affiliates shall be responsible to pay or bear any costs or expenses in connection with this Section 5.12.

5.13.Transfer Agreement. Each of the Seller and the Borrower shall enforce the rights and remedies afforded to it against the applicable Originators under the Transfer Agreement.

5.14.Renewals of Receivables. Upon the occurrence of a renewal of any Receivable, the Borrower shall either (i) deposit, or cause to be deposited, the Net Balance of such Receivable in accordance with the Cash Management System on the day of such renewal and any other amounts owed on such Receivable or (ii) solely if the resulting renewed Receivable is an Eligible Receivable with a Net Balance greater than or equal to the Net Balance of the Receivable that was renewed, acquire such renewed Receivable pursuant to the Receivables Purchase Agreement and pledge such renewed Receivable to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement on the day of such renewal.

5.15.Verification Completion Condition. The Company shall satisfy the Verification Completion Condition on or prior to the date that is nine (9) months following the Closing Date, or such later date as agreed to in writing by the Administrative Agent in its reasonable discretion.

SECTION 6. NEGATIVE COVENANTS

Each of the Borrower and the Company covenants and agrees, as to itself, that so long as any Revolving Loan Commitment is in effect and until payment in full of all of the Obligations (other than Unasserted Obligations), it shall, and shall cause each other Credit Party to, perform all covenants applicable to it in this Section 6.

6.1.Indebtedness. The Borrower shall not directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except for (i) the Obligations or (ii) any other Indebtedness under the Credit Documents.

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6.2.Liens. The Borrower shall not, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of the Borrower whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except (a) Liens in favor of the Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document, and (b) Permitted Liens.

6.3.Investments. The Borrower shall not make or own any Investment, except Investments in Cash, Cash Equivalents and Receivables.

6.4.Fundamental Changes; Disposition of Assets; Acquisitions. The Borrower shall not (a) enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or (b) convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets (including, but not limited to, the Receivables) or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, except as otherwise permitted in the Credit Documents, or
(c) acquire by purchase or otherwise the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except Receivables and Other Conveyed Property (as defined in the Receivables Purchase Agreement) acquired pursuant to the Receivables Purchase Agreement and Investments made in compliance with Section 6.3. No other Credit Party shall (a) enter into any transaction of merger or consolidation, liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) or (b) convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business, assets or property, except, (i) any Originator may liquidate, dissolve, wind up or merge with another Originator or the Company and (ii) in each case, with the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed.

6.5.Material Contracts and Organizational Documents. The Borrower shall not
(a) enter into any contract or agreement with any Person other than the Credit Documents, the Independent Director, any agent appointed by the Borrower for the purpose of service of process or as otherwise permitted or contemplated under the Credit Documents, (b) agree to any material amendment, restatement, supplement or other modification to, or waiver of, any of its material rights under any Related Agreement after the Closing Date, or (c) materially amend or permit any material amendments to its Organizational Documents, without in each case obtaining the prior written consent of the Administrative Agent to such entry, amendment, restatement, supplement, modification or waiver, as the case may be. No other Credit Party shall agree to any material amendment, restatement, supplement or other modification to, or waiver of, any of its material rights under any Related Agreement after the Closing Date, which amendment, restatement, supplement, modification or waiver would, in the Administrative Agent’s reasonable discretion, adversely affect any Lender, without obtaining the prior written consent of the Administrative Agent to such amendment, restatement, supplement, modification or waiver, as the case may be.

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6.6.Sales and Lease-Backs. The Borrower shall not directly or indirectly become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which the Borrower
(a)has sold or transferred or is to sell or to transfer to any other Person, or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Borrower to any Person in connection with such lease.

6.7.Transactions with Affiliates. The Borrower shall not, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any of its Affiliates other than the transactions contemplated or permitted by the Credit Documents.

6.8.Conduct of Business. From and after the Closing Date, the Borrower shall not engage in any business other than the businesses engaged in by the Borrower on the Closing Date.

6.9.Fiscal Year. No Credit Party shall change its Fiscal Year; provided that Heights and its subsidiaries may change their Fiscal Year to December 31 to match the Parent and its other consolidated subsidiaries.

6.10.Accounts. The Borrower shall not establish or maintain any deposit account or securities account that is not subject to a “control agreement” in favor of the Administrative Agent. The Borrower shall not, nor shall it direct any Person to, deposit Collections in a deposit account or a securities account that is not a Branch Account, the SMC Collection Account or the Heights Collection Account.

6.11.Prepayments of Certain Indebtedness. The Borrower shall not, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than the Obligations.

6.12.Servicing Agreement and Backup Servicing Agreement. Each of the Credit Parties shall use its commercially reasonable efforts to cause Servicer and the Backup Servicer respectively, to comply at all times with the applicable terms of the Servicing Agreement and the Backup Servicing Agreement, respectively. None of the Credit Parties may (i) terminate, remove or replace the Servicer or the Backup Servicer, as applicable or (ii) subcontract out any portion of the servicing or permit third party servicing other than to the respective Originators and to the Backup Servicer, except, in each case, as expressly set forth in the applicable Credit Document and subject to satisfaction of the related requirements therein. The Administrative Agent may not terminate, remove, or replace the Servicer or the Backup Servicer except as expressly set forth in the applicable Credit Document and subject to satisfaction of the related requirements therein.

6.13.Independent Director. The Borrower shall not fail at any time to have at least one
(1)Independent Director that is not and has not been for at least five (5) years, (a) a shareholder (or other equity owner) of, or an officer, director, partner, manager, member (other than as a special member in the case of single member Delaware limited liability companies), employee, attorney or counsel of, the Borrower or any of its Affiliates, (b) a customer or creditor of, or supplier to, the Borrower or any of its Affiliates, who derives any of its purchases or revenue from its activities

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with the Borrower or any of its Affiliates (other than a de minimis amount), (c) a person who controls or is under common control with any such officer, director, partner, manager, member, employee, supplier, creditor or customer, or (d) a member of the immediate family of any such officer, director, partner, manager, member, employee, supplier, creditor or customer; provided that the foregoing subclause (a) shall not apply to any Person who serves, or has served, as an independent director or an independent manager for any Affiliate of the Borrower; provided, that upon the death or incapacity of such Independent Director, the Borrower will have a period of ten
(10) Business Days following such event to appoint a replacement Independent Director; provided, further, that the Borrower shall cause its Independent Director not to resign until a replacement independent director has been appointed; provided, further, that before any Independent Director is replaced, removed, resigns or otherwise ceases to serve (for any reason other than the death or incapacity of such Independent Director), the Borrower shall provide written notice to the Administrative Agent no later than three (3) Business Days prior to such replacement, removal or effective date of cessation of service and of the identity and affiliations of the proposed replacement Independent Director.

6.14.Sales of Receivables by the Borrower. The Borrower shall not sell, transfer or otherwise dispose of any Receivables without the prior written consent of the Administrative Agent (which consent may be granted or withheld in its reasonable discretion), other than:

(a)the sale, transfer or disposition of any Receivable in accordance with Section 2.8(a) in connection with a Receivable Repurchase Event; or

(b)that, following commercially reasonable collection efforts on the part of the Servicer, is a Charged-Off Receivable to a Person who is not an Affiliate of any Credit Party, so long as no Event of Default has occurred and is continuing at such time, the Agent (in its reasonable discretion) has consented to such sale (or series of sales pursuant to a forward flow purchase arrangement) in writing and the proceeds of the sale of such Charged-Off Receivable are deposited directly into the Collection Account.

6.15.Changes to the Credit Policies or the Servicing Policies. No Credit Party shall make any adverse changes or adverse modifications to the Credit Policies or the Servicing Policies without the prior written consent of the Borrower and the Administrative Agent (such consent not to be unreasonably withheld or delayed); provided that changes or modifications that a Credit Party determines in good faith are required by applicable law may be made with prior notice to the Administrative Agent and the Borrower without such prior written consent.

SECTION 7. EVENTS OF DEFAULT

7.1.Events of Default. Each of the following conditions or events shall constitute an “Event of Default” hereunder:

(a)Failure to Make Payments When Due. Other than with respect to a Borrowing Base Deficiency, the failure by any Credit Party, as applicable, to (i) make payments of any principal, interest, premiums, payments or fees due to the Administrative Agent, the Collateral Agent or any Lender on the date such payment or deposit is due, (ii) make any other payment or deposit required to be made under any Credit Documents within two (2) Business Day

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of the date such payment or deposit is due (provided Borrower has been provided prior written notice) or, (iii) if any such payment is due on the Final Maturity Date, make such payment on the Final Maturity Date; or

(b)Borrowing Base Deficiency. Failure by the Borrower to cure (x) any Borrowing Base Deficiency resulting solely from the reduction of the Advance Rate following the occurrence of a Tier 1 Collateral Performance Trigger within thirty (30) days of the earlier of (i) an Authorized Officer of the Borrower becoming aware that a Borrowing Base Deficiency exists, and
(ii)receipt by the Borrower of notice from the Administrative Agent that a Borrowing Base Deficiency exists or (y) any Borrowing Base Deficiency not resulting solely from the reduction of the Advance Rate following the occurrence of a Tier 1 Collateral Performance Trigger within two
(2) Business Days of the earlier of (i) an Authorized Officer of the Borrower becoming aware that a Borrowing Base Deficiency exists, and (ii) receipt by the Borrower of notice from the Administrative Agent that a Borrowing Base Deficiency exists; or

(c)Cross Defaults. (i) The failure by any Credit Party to make any payment when due (after giving effect to any applicable grace period) on any Material Indebtedness or
(ii)the default by any Credit Party in the performance of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any such Material Indebtedness of any Credit Party shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof; or

(d)Breach of Certain Covenants. Failure of any Credit Party, as applicable, to perform or comply with any covenant or other agreement contained in Sections 2.8, 5.2(a), 5.4, 5.6, 5.7, 5.9, 5.11, 5.15 or 6, hereof, in Section 3.2 of the Receivables Purchase Agreement or in the Exclusivity Side Letter unless otherwise previously consented to by the Administrative Agent in writing; or

(e)Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document to which it is a party or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith, shall be false as of the date made or deemed made and which shall not have been remedied or waived within fifteen (15) Business Days after the earlier of (i) an Authorized Officer of such Credit Party becoming aware of such falsity, or (ii) receipt by such Credit Party of written notice from the Administrative Agent or any Lender of such falsity; or

(f)Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any covenant or other term contained herein or any of the other Credit Documents to which it is a party, other than any such term referred to in any other provision of this Section 7.1, and shall not have been remedied or waived within fifteen (15) Business Days after the earlier of (i) an Authorized Officer of such Credit Party becoming aware of such default, or (ii) receipt by such Credit Party of written notice from the Administrative Agent or any Lender of such default; or

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(g)Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief (other than a decree or order described in clause (ii)) in respect of any Credit Party in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law, or (ii) an involuntary case shall be commenced against any Credit Party under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over such Credit Party shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of such Credit Party, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

(h)Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Any Credit Party shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any such Credit Party shall make any assignment for the benefit of creditors, or (ii) any Credit Party shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of such Credit Party (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 7.1(g); or

(i)Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving the Borrower, or with respect to any other Credit Party, in the aggregate at any time an amount in excess of $500,000 with respect to all other Credit Parties, to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage, shall be entered or filed against a Credit Party or any of its assets and (A) shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty
(30) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder in connection with any enforcement proceedings commenced by a creditor upon such judgment, writ, warrant of attachment or similar process), or (B) a decree or order is entered for the appointment of a receiver, liquidator, sequestrator, trustee, or custodian assignee for the benefit of creditors (or other officer having similar powers) over such assets; or

(j)Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

(k)Change of Ownership. A Change of Ownership shall occur or any Credit Party shall enter into any transaction of merger or consolidation in which it is not the surviving entity, in each case, without the prior written consent of the Administrative Agent; or

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(l)Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void or the enforceability thereof shall be impaired in any material respect, or the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of the Collateral Agent or any Secured Party to take any action within its control, or (ii) any of the Credit Documents for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or a party thereto, as the case may be, shall repudiate its obligations thereunder or shall contest the validity or enforceability of any Credit Document in writing; or

(m)Servicing Agreement. A Servicer Default shall have occurred and has not been cured or waived as permitted under the Servicing Agreement; or

(n)Financial Statements. The auditor’s opinion accompanying the audited financial statements of any Credit Party delivered hereunder is adverse or is qualified in any material manner; or

(o)Material Exceptions. A material exception in any audit conducted pursuant to Section 5.10 which is not cured within ten (10) Business Days of the earlier to occur of an Authorized Officer of the applicable Credit Party having knowledge thereof or an Authorized Officer of the applicable Credit Party receiving written notice thereof from the Administrative Agent; or

(p)Material Adverse Effect. The occurrence of any event which is reasonably determined by the Administrative Agent, acting in good faith, to have a Material Adverse Effect; or

(q)Action by Administrative Body. The occurrence of a Tier 2 Regulatory Trigger Event; or

(r)Collateral Performance Trigger. The occurrence of any Tier 2 Collateral Performance Trigger; or

(s)Guaranty Trigger Event. The occurrence of any Trigger Event (as defined in the Guaranty), and such occurrence extends beyond the applicable grace period, if any, provided therefor; or

(t)Guaranty Default. The occurrence of a default by the Guarantor under the Guaranty, and such default extends beyond the applicable grace period, if any, provided therefor; or

(u)ERISA. Either (i) there shall occur one or more ERISA Events, (ii) the Borrower establishes, contributes or becomes obligated to contribute to, or otherwise incurs any material liability with respect to, an Employee Benefit Plan, (iii) Borrower, the Company, any of

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its Subsidiaries or any ERISA Affiliate shall establish, contribute to or incur any liability with respect to any Pension Plan or Multiemployer Plan, or (iv) the assets of Borrower constitute “plan assets” within the meaning of Section 3(42) of ERISA; or

(v)Investment Company. The Borrower shall become subject to regulation under the Investment Company Act of 1940; or

(w)Backup Servicing Agreement. The Backup Servicing Agreement shall terminate for any reason and the Borrower shall not have entered into a replacement backup servicing agreement acceptable to the Administrative Agent in its reasonable discretion within sixty (60) days of such termination; or

(x)[***] or

(y)[***]; or

(z)[***].

THEN, (A) upon the occurrence of any Event of Default described in Sections 7.1(g), 7.1(h) or 7.1(j), automatically, and (B) upon the occurrence and during the continuance of any other Event of Default, at the request of (or with the consent of) the Administrative Agent or the Required Remedies Lenders, upon written notice to the Borrower, the Servicer, the Backup Servicer and the Lenders by the Administrative Agent, (x) the Revolving Loan Commitments, if any, shall immediately terminate; (y) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (1) the unpaid principal amount of and accrued interest on the Loans and (2) all other Obligations (other than contingent indemnification obligations for which no claim, demand or notice has been made); and (z) the Administrative Agent shall cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to the Collateral Documents. Notwithstanding anything in this Agreement or any other Credit Documents to the contrary, no Credit Party (other than the Borrower) shall be liable for the payment of any principal or accrued and unpaid interest on the Loans or any other Obligations or any losses incurred by Administrative Agent or any Lender incurred in connection with any failure by the Borrower to pay such amounts other than in accordance with the Guaranty.

Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder, shall thereafter bear interest (including post-

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petition interest in any proceeding under the Bankruptcy Code or other applicable Debtor Relief Laws) payable in accordance with the provisions of Section 2.10 at the Default Funding Rate until no Event of Default is then continuing.

SECTION 8. AGENTS

8.1.Appointment of Agents. Ares is hereby appointed Administrative Agent and Collateral Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Ares, in such capacity, to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 8 are solely for the benefit of Agents and the Lenders and the Borrower shall not have any rights as a beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower.

8.2.Agents Entitled to Act as Lenders. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity.

8.3.Powers and Duties.

(a)Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and in the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or in any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

(b)The Administrative Agent shall use commercially reasonable efforts to provide to each Lender, (i) within two (2) Business Days of receipt thereof, all reports, notices and other information provided to the Administrative Agent by any Credit Party pursuant to Section 5.1 or Section 5.9 and (ii) on the same Business Day of its receipt thereof (A) from the Borrower, each Funding Notice received pursuant to Section 2.1 hereof and (B) from the Servicer pursuant to the Servicing Agreement, the Monthly Servicing Report.

(c)Each Agent shall exercise its discretion under this Agreement in good faith and, solely with respect to such Agent’s discretion that must be exercised reasonably pursuant to

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the terms hereof, with commercially reasonable credit judgment in accordance with such Agent’s customary business practices.

8.4.No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to any Lender or by or on behalf of the Borrower to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Borrower or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

8.5.Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to any Lender for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from the Required Remedies Lenders or such other Lenders as may be required to give such instruction under Section 9.5 and, upon receipt of such instructions from the Lenders, such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of counsel (who may be counsel for the Borrower), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of such Lender or the Required Remedies Lenders.

8.6.Collateral Documents. Each Lender hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of such Lender, to be the agent for and representative of such Lender with respect to the Collateral and the Collateral Documents. Subject to Section 9.5, the Administrative Agent or the Collateral Agent may, without further written consent or authorization from any Lender, execute any documents or instruments necessary to release any Lien encumbering any item of Collateral that is the subject of a sale or

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other disposition of assets permitted hereby or to which the Lenders or the Administrative Agent has otherwise consented.

8.7.Lenders’ Representations, Warranties and Acknowledgments. Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Borrower in connection with Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Borrower. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of a Lender or to provide such Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to a Lender.

(a)Each Lender, by funding a Loan, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent or any Lender, as applicable on the Closing Date or any Credit Date.

8.8.Actions Taken By Lenders. Each Lender shall obtain the prior approval and consent of the Administrative Agent before taking any action or providing any approval hereunder or under any other Credit Document.

8.9.Right to Indemnity. Each Lender, in proportion to its pro rata share of the aggregate outstanding principal amount of Loans of all Lenders (or if no Loans are outstanding, the Revolving Loan Commitments of all Lenders), severally agrees to indemnify each Agent, their Affiliates and their respective officers, partners, directors, trustees, employees and agents of each Agent (each, an “Indemnitee Agent Party”), to the extent that such Indemnitee Agent Party shall not have been reimbursed by the Borrower, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Indemnitee Agent Party in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Indemnitee Agent Party in any way relating to or arising out of this Agreement or the other Credit Documents, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE AGENT PARTY; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Indemnitee Agent Party’s gross negligence or willful misconduct as determined by a final, non- appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Indemnitee Agent Party for any purpose shall, in the opinion of such Indemnitee Agent Party, be insufficient or become impaired, such Indemnitee Agent Party may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata share of the aggregate outstanding principal amount of Loans of all Lenders; and provided further, this sentence shall not

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be deemed to require any Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

8.10.Resignation of Administrative Agent and Collateral Agent. Each of the Administrative Agent and the Collateral Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to Lenders and the Borrower. Upon any such notice of resignation, the Lenders shall have the right, upon five (5) Business Days’ prior notice to Borrower, to appoint a successor Administrative Agent or Collateral Agent, as the case may be. Upon the acceptance of any appointment as Administrative Agent or Collateral Agent hereunder by such successor Administrative Agent or Collateral Agent, such successor Administrative Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Collateral Agent, and the retiring Administrative Agent or Collateral Agent shall promptly (i) transfer to such successor Administrative Agent or Collateral Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent or Collateral Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent or Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent or Collateral Agent of the Liens created under the Collateral Documents, whereupon such retiring Administrative Agent or Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s or Collateral Agent’s resignation hereunder, the provisions of this Section 8.10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent hereunder.

SECTION 9. MISCELLANEOUS

9.1.Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to any Credit Party, the Collateral Agent or the Administrative Agent shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to the Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, sent by telefacsimile (with telephonic confirmation of receipt), courier service or email (to the extent that an email address shall have been provided for the recipient) and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or email.

9.2.Expenses. The Company agrees to pay promptly (a) all of each Agent’s actual, reasonable and documented out-of-pocket costs and expenses (including reasonable and customary fees and expenses of counsel to such Agent of negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Borrower; (b) all the actual, documented out-of-pocket costs and reasonable out-of-pocket expenses of creating, perfecting and enforcing Liens in favor of Collateral Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable and documented out-of-pocket fees, expenses and

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disbursements of counsel for each Lender; (c) each Agent’s actual, reasonable and documented out-of-pocket costs and reasonable fees, expenses for, and disbursements of such Agent’s, auditors, accountants, consultants or appraisers incurred by such Agent; (d) all the actual, reasonable and documented out-of-pocket costs and expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by the Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (e) all other actual and reasonable, documented out-of-pocket costs and expenses incurred by each Agent in connection with the syndication of the Loans and the Revolving Loan Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby, (f) after the occurrence of a Default or an Event of Default, all documented, out-of-pocket costs and expenses, including reasonable attorneys’ fees and costs of settlement, incurred by any Agent or any Lender in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings and (g) without duplication, all other Permitted Expenses.

9.3.Indemnity.

(a)IN ADDITION TO THE PAYMENT OF EXPENSES PURSUANT TO SECTION 9.2, BORROWER AGREES TO DEFEND (SUBJECT TO INDEMNITEES’ SELECTION OF COUNSEL), INDEMNIFY, PAY AND HOLD HARMLESS, EACH LENDER AND EACH AGENT, THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, PARTNERS, DIRECTORS, TRUSTEES, EMPLOYEES AND AGENTS (EACH, AN “INDEMNITEE”), FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE; PROVIDED, THAT THE BORROWER SHALL HAVE NO OBLIGATION TO ANY INDEMNITEE HEREUNDER WITH RESPECT TO ANY INDEMNIFIED LIABILITIES TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR THE COMPANY, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL NON-APPEALABLE ORDER OR JUDGMENT. TO THE EXTENT THAT THE UNDERTAKINGS TO DEFEND, INDEMNIFY, PAY AND HOLD HARMLESS SET FORTH IN THIS SECTION 9.3 MAY BE UNENFORCEABLE IN WHOLE OR IN PART BECAUSE THEY ARE VIOLATIVE OF ANY LAW OR PUBLIC POLICY, THE BORROWER SHALL CONTRIBUTE THE MAXIMUM PORTION THAT IT IS PERMITTED TO PAY AND SATISFY UNDER APPLICABLE LAW TO THE PAYMENT AND SATISFACTION OF ALL OF ITS INDEMNIFIED LIABILITIES INCURRED BY ALL INDEMNITEES OR ANY INDEMNITEE. THE BORROWER FURTHER AGREES THAT NO INDEMNITEE SHALL HAVE ANY LIABILITY BASED ON ITS COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OR OTHERWISE TO THE BORROWER EXCEPT TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, AS DETERMINED BY A COURT OF

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COMPETENT JURISDICTION IN A FINAL NON-APPEALABLE ORDER OR JUDGMENT; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL SUCH INDEMNITEE HAVE ANY LIABILITY FOR ANY INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES. THIS SECTION 9.3 SHALL NOT APPLY WITH RESPECT TO TAXES, OTHER THAN TAXES THAT REPRESENT LOSSES ARISING FROM A NON-TAX CLAIM.

(b)THE COMPANY AGREES TO DEFEND (SUBJECT TO INDEMNITEES’ APPROVAL OF COUNSEL), INDEMNIFY, PAY AND HOLD HARMLESS, EACH INDEMNITEE, FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES ARISING OUT OF OR AS A RESULT OF, IN WHOLE OR IN PART, ANY ACT OR OMISSION OF THE COMPANY IN CONNECTION WITH ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE; PROVIDED, THAT THE COMPANY SHALL HAVE NO OBLIGATION TO ANY INDEMNITEE HEREUNDER WITH RESPECT TO ANY INDEMNIFIED LIABILITIES TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR THE BORROWER, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL NON- APPEALABLE ORDER OR JUDGMENT. TO THE EXTENT THAT THE UNDERTAKINGS TO DEFEND, INDEMNIFY, PAY AND HOLD HARMLESS SET FORTH IN THIS SECTION 9.3 MAY BE UNENFORCEABLE IN WHOLE OR IN PART BECAUSE THEY ARE VIOLATIVE OF ANY LAW OR PUBLIC POLICY, THE COMPANY SHALL CONTRIBUTE THE MAXIMUM PORTION THAT IT IS PERMITTED TO PAY AND SATISFY UNDER APPLICABLE LAW TO THE PAYMENT AND SATISFACTION OF ALL OF ITS INDEMNIFIED LIABILITIES INCURRED BY ALL INDEMNITEES OR ANY INDEMNITEE. THE COMPANY FURTHER AGREES THAT NO INDEMNITEE SHALL HAVE ANY LIABILITY BASED ON ITS COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OR OTHERWISE TO THE COMPANY EXCEPT TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL NON-APPEALABLE ORDER OR JUDGMENT; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL SUCH INDEMNITEE HAVE ANY LIABILITY FOR ANY INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

(c)If any claim or action for Indemnified Liabilities shall be brought against an Indemnitee, it shall notify the Borrower or the Company (each, an “Indemnitor”), as applicable, thereof, and each Indemnitor shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified Indemnitor, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee, unless such Indemnitee reasonably objects to such assumption on the ground that there may be legal defenses available to it which are different from or in addition to those available to such Indemnitor. After notice from an Indemnitor to the Indemnitee of its election to assume the defense of such claim or action, except to the extent provided in the following paragraph, such Indemnitor shall not be liable to the Indemnitee under this Section 9.3 for any fees and expenses of counsel subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation.

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(d)Any Indemnitee shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless: (i) the employment thereof has been specifically authorized by each Indemnitor in writing, (ii) such Indemnitee shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to each Indemnitor and in the reasonable judgment of such counsel it is advisable for such Indemnitee to employ separate counsel, or (iii) the Indemnitor has failed to assume the defense of such action and employ counsel reasonably satisfactory to the Indemnitee, in which case, if such Indemnitee notifies the Indemnitor in writing that it elects to employ separate counsel at the expense of the Indemnitor, the Indemnitor shall not have the right to assume the defense of such action on behalf of such Indemnitee, it being understood, however, the Indemnitor shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such Indemnitees, which firm shall be designated in writing by the Administrative Agent, but in either case reasonably satisfactory to the Indemnitee.

(e)Each Indemnitee, as a condition of the indemnity agreement contained in the foregoing subparagraph (a), shall use its reasonable efforts to cooperate with the Indemnitor in the defense of any such action or claim. No Indemnitor shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the Indemnitor agrees to indemnify and hold harmless any Indemnitee from and against any Indemnified Liabilities by reason of such settlement or judgment. No Indemnitor shall, without the prior written consent of the Indemnitee, affect any settlement of any pending or threatened action in respect of which such Indemnitee is or could have been a party and indemnity could have been sought hereunder by such Indemnitee unless such settlement
(i) includes an unconditional release of such Indemnitee from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Indemnitee.

(f)To the extent permitted by applicable law, neither the Borrower nor the Company shall assert, and each of the Borrower and the Company hereby waives, any claim against the Lenders, the Agents and their respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each of the Borrower and the Company hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

9.4.Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender and its Affiliates each is hereby authorized by the Borrower at any time or from time to

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time subject to the consent of the Administrative Agent, without notice to the Borrower or to any other Person (other than the Administrative Agent) except to the extent required by applicable law, any such notice being hereby expressly waived to the maximum extent under applicable law, and subject to any requirements or limitations imposed by applicable law, to set-off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts (in whatever currency)) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of the Borrower (in whatever currency) against and on account of the obligations and liabilities of the Borrower to such Lender arising hereunder or under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder, (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured or (c) such obligation or liability is owed to a branch or office of such Lender different from the branch or office holding such deposit or obligation or such Indebtedness.

9.5.Amendments and Waivers; Administrative Agent Consents.

(a)Amendments and Waivers.

(i)Subject to Sections 9.5(a)(ii), 9.5(a)(iii) and 9.5(b), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of each Credit Party that is party thereto and the Administrative Agent.

(ii)Lender Consent. Without the written consent of each Lender to the extent affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(1)extend the scheduled final maturity of any Loan or Note;

(2)waive, reduce or postpone any scheduled repayment;

(3)reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.5) or any fee payable hereunder;

(4)extend the time for payment of any such interest or fees;

(5)reduce the principal amount of any Loan;

(6)(A) amend the definition of “Borrowing Base,” or “Maximum Committed Amount” in a manner that increases the Commitment Availability to the Borrower, (B) amend the definition of “Required Remedies Lenders” or
(C) amend, modify, terminate or waive any provision of Sections 2.10, 2.11, 9.5(a) or 9.5(b);

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(7)release all or substantially all of the Collateral, except as expressly provided in the Credit Documents;

(8)consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document;

(9)increase the Revolving Loan Commitment of any Lender; or

(10)amend, modify, terminate or waive any provision of Section 3.2(a) with regard to any Credit Extension (for the avoidance of doubt, the consent of each Lender shall be required in connection with such action);

(iii)Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

(1)amend, modify, terminate or waive any provision of Section 8 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent; or

(2)adversely affect the Collection Account Bank or the Backup Servicer (including, for the avoidance of doubt, if it is then acting as Successor Servicer) without the consent of such affected party.

(b)Execution of Amendments, etc. The Administrative Agent may execute amendments, modifications, waivers or consents on behalf of the Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on a Credit Party in any case shall entitle such Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.5 shall be binding upon the Lenders at the time outstanding, each future Lender and, if signed by a Credit Party, upon such Credit Party. Notwithstanding anything to the contrary contained in this Section 9.5, if the Administrative Agent and the Credit Parties shall have jointly identified an obvious error or any error or omission of a technical nature, in each case that is immaterial (as determined by the Administrative Agent in its sole discretion), in any provision of the Credit Documents, then the Administrative Agent (in its capacity thereunder as Administrative Agent) and the Credit Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent by any Lender if the same is not objected to in writing by a Lender within five (5) Business Days following receipt of notice thereof.

9.6.Successors and Assigns; Participations.

(a)Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the

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successors and assigns of the Lenders. No Credit Party’s rights or obligations hereunder nor any interest herein may be assigned or delegated without the prior written consent of the Administrative Agent and the Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, Indemnitees under Section 9.3, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Lender Affiliates of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement; provided that the Collection Account Bank shall be considered a beneficiary of Section 2.10, for purposes of receiving its rights to payment hereunder.

(b)Register. The Credit Parties, the Administrative Agent and the Lenders shall deem and treat each Person listed as “Lender” in the Register as a holder and owner of the corresponding Revolving Loan Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Revolving Loan Commitment or Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by the Administrative Agent and recorded in the Register. Prior to such recordation, all amounts owed with respect to the applicable Revolving Loan Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Revolving Loan Commitments or Loans.

(c)Right to Assign. Each Agent and each Lender shall have the right, with the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed), to sell, assign or transfer all or a portion of its respective rights and obligations under this Agreement, including, without limitation, all or a portion of its Revolving Loan Commitment or Loans owing to it or other Obligations owing to it; provided, however, that, notwithstanding the foregoing, each Agent and each Lender shall have the right at any time to sell, assign or transfer all or a portion of its respective rights and obligations under this Agreement, including, without limitation, all or a portion of its Revolving Loan Commitment or Loans owing to it or other Obligations owing to it to any Eligible Assignee without the consent of any other party; provided, further, that, notwithstanding the foregoing, during the continuance of any Regulatory Trigger Event or Event of Default, each Agent and each Lender shall have the right to at any time to sell, assign or transfer all or a portion of its respective rights and obligations under this Agreement, including, without limitation, all or a portion of its Revolving Loan Commitment or Loans owing to it or other Obligations owing to it without the consent of the Borrower. Furthermore, in no event may any rights or obligations of any Lender under this Agreement, including, without limitation, all or a portion of its Revolving Loan Commitment or Loans owing to it or other Obligations owing to it, be assigned to or otherwise acquired by (whether by assignment or participation or through a swap or other derivative transaction) any Person which is not a “qualified purchaser” (within the meaning of the Investment Company Act of 1940, and the rules and regulations thereunder). Any assignment or acquisition not in compliance with the foregoing sentence shall be void ab initio and of no force or effect, and shall not be effective to transfer any interest whatsoever herein.

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(d)Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent and the Borrower an Assignment Agreement, together with such forms, certificates or other evidence, if any, with respect to U.S. federal income Tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent.

(e)Notice of Assignment. Upon its receipt and acceptance of a duly executed and completed Assignment Agreement and any forms, certificates or other evidence required by this Agreement in connection therewith, the Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to the Borrower and the Company and shall maintain a copy of such Assignment Agreement.

(f)Representations and Warranties of Assignee. Each assignee of a Lender, upon executing and delivering an Assignment Agreement, represents and warrants to the Lenders and the Credit Parties as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee, (ii) it is, or meets the criteria for being, a “qualified purchaser” (within the meaning of the Investment Company Act of 1940 and the rules and regulations thereunder), and (iii) it will make or invest in, as the case may be, its Revolving Loan Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Revolving Loan Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other applicable securities laws (it being understood that, subject to the provisions of this Section 9.6, the disposition of such Revolving Loan Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

(g)Effect of Assignment. Subject to the terms and conditions of this Section 9.6, as of the “Effective Date” specified in the applicable Assignment Agreement: (i) the assignee thereunder shall have the rights and obligations of an “Agent” or a “Lender” hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and an “Agent” or a “Lender” for all purposes hereof, (ii) the assigning Agent or Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 9.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Agent’s or assigning Lender’s rights and obligations hereunder, such assigning Agent or assigning Lender shall cease to be a party hereto; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, such assigning Agent or assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder), (iii) if applicable, the Revolving Loan Commitments shall be modified to reflect the Revolving Loan Commitment of such assignee and any Revolving Loan Commitment of such assigning Lender, if any, and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Administrative Agent for cancellation, and thereupon the Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Revolving Loan Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

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(h)Participations. Each Lender shall have the right at any time to sell one or more participations to any Person which certifies in writing to such Lender that it is a “qualified purchaser” (within the meaning of the Investment Company Act of 1940 and the rules and regulations thereunder) (other than the Company, any of its Subsidiaries or any of its Affiliates) in all or any part of the Revolving Loan Commitments, the Loans or in any other Obligation. No such participation arrangement shall relieve a Lender of any of its obligations under the Credit Documents, including, without limitation, the Revolving Loan Commitments. The holder of any such participation, other than a Lender Affiliate of the Lender granting such participation, Pacific Western Bank (together with its successors and permitted assigns) and Axos Bank, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification, termination, waiver or consent that would: (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that an increase in any Revolving Loan Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) result in the assignment or transfer by the Borrower or the Company of any of its rights and obligations under this Agreement, (iii) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating, (iv) otherwise be required of any Lender under Sections 9.5(a)(ii) or 9.5(a)(iii) hereof, (v) waive or declare an Event of Default hereunder, (vi) result in any material change to the Eligibility Criteria, or (vii) result in an adverse regulatory impact on any such participant. Each of the Borrower and the Company agrees that each participant shall be entitled to the benefits of Sections 2.13 and 2.14 (subject to the requirements and limitations therein, including the requirements under Section 2.14(e) (it being understood that the documentation required under Section 2.14(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (c) of this Section 9.6; provided, (i) a participant shall not be entitled to receive any greater payment under Sections 2.13 and 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation, and (ii) a participant agrees to be subject to the provisions of Sections 2.15 and 2.19 as if it were an assignee pursuant to clause (c) of this Section 9.6. Each Lender that sells a participation agrees, at the Borrower’s (or Company’s) request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19 with respect to any participant. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 9.4 as though it were a Lender. Notwithstanding any participation made hereunder (i) such selling Lender’s obligations under this Agreement shall remain unchanged, (ii) such selling Lender shall remain solely responsible to the Borrower for the performance of its obligations hereunder, and (iii) except as set forth above, the Credit Parties, the Agents and the other Lenders shall continue to deal solely and directly with such selling Lender in connection with such selling Lender’s rights and obligations under this Agreement, and such selling Lender shall retain the sole right to enforce the obligations of the Credit Parties relating to the Obligations and to approve, without the consent or consultation with any participate, any amendment, modification or waiver of any provision of this Agreement; provided, however, if the Borrower is provided notice of the sale of the participation to such

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participant, then during the occurrence and continuance of an Event of Default, the participant (to the extent of its interest in any Loans) shall have the right to exercise any remedies hereunder and vote any claims with respect to the Borrower or the Loans in any bankruptcy, insolvency or similar type of proceeding of the Borrower. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s participation (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Revolving Loan Commitments, Loans, or in any of its other Obligations) to any Person except to the extent that such disclosure is necessary to establish that such Revolving Loan Commitment, Loan, or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or to the extent reasonably necessary for Borrower or the Administrative Agent to comply with their obligations under FATCA. The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(i)Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 9.6, each Lender may assign, pledge and/or grant a security interest in, all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, such Lender, as between the Borrower and such Lender, shall not be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder. Each of the Borrower and the Company agrees that it shall cooperate with the Administrative Agent with respect to any such assignment, pledge or granting of a security interest, and shall provide the applicable assignee, lender or secured party (either directly or through distribution to the Administrative Agent), as applicable, access to their respective books, records, financial statements, policies, directors, officers and employees, other documents or other information, in each case, as requested by such assignee, lender or secured party, as applicable. Each of the Borrower and the Company agrees that each Lender and the Administrative Agent shall have the right to disclose the terms of this Agreement and the transactions contemplated hereby to any assignee, lender or secured party; provided, however, that each such party shall agree to comply with requirements substantially similar to those set forth in Section 9.22 with respect to any Confidential Information provided thereto.

9.7.Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

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9.8.Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension and each Release Date. Notwithstanding anything herein or implied by law to the contrary, the agreements of the Borrower set forth in Sections 2.7, 2.11, 2.13, 2.14, 9.2, 9.3, 9.4 and 9.10 shall survive the payment of the Loans and the termination hereof, subject to any applicable statute of limitations.

9.9.No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

9.10.Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to the Administrative Agent or any Lender (or to the Administrative Agent, on behalf of a Lender), or the Administrative Agent, the Collateral Agent or any Lender enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

9.11.Severability. In case any provision or obligation hereunder or any Note or other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.12.Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

9.13.APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER

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THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

9.14.CONSENT TO JURISDICTION.

(a)ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OF THE BORROWER AND THE COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS, (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE TO ANY PROCESS AGENT APPOINTED IN ACCORDANCE WITH SUBPARAGRAPH (b) BELOW IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH CREDIT PARTY, IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT, AND (iv) AGREES THAT AGENTS AND THE LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY, IN THE COURTS OF ANY OTHER JURISDICTION.

(b)EACH OF THE BORROWER AND THE COMPANY HEREBY APPOINTS C T CORPORATION SYSTEM, 28 LIBERTY STREET, NEW YORK, NY 10005, AS ITS AGENT TO RECEIVE SERVICE OF PROCESS. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST SUCH PERSON IF GIVEN TO ITS AGENT TO RECEIVE SERVICE OF PROCESS PROVIDED ABOVE. IN THE EVENT C T CORPORATION SYSTEM SHALL NOT BE ABLE TO RECEIVE SERVICE OF PROCESS AND IF THE BORROWER OR THE COMPANY, AS APPLICABLE, SHALL NOT MAINTAIN AN OFFICE IN NEW YORK CITY, SUCH PERSON SHALL PROMPTLY APPOINT AND MAINTAIN AN AGENT QUALIFIED TO ACT AS AN AGENT FOR SERVICE OF PROCESS WITH RESPECT TO THE COURTS SPECIFIED IN THIS SECTION 9.14 ABOVE, AND ACCEPTABLE TO THE ADMINISTRATIVE AGENT, AS SUCH PERSON’S AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON SUCH PERSON’S BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION, SUIT OR PROCEEDING.

9.15.WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE SERVICER, THE COMPANY, EACH AGENT AND EACH LENDER HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN IT RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL- ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT

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AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE BORROWER, THE SERVICER, THE COMPANY, EACH AGENT AND EACH LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT IT HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT IT WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH OF THE BORROWER, THE SERVICER, THE COMPANY, EACH AGENT AND EACH LENDER FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.15 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

9.16.Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the lesser of (a) the amount of interest which would have been paid if the stated rates of interest set forth in this Agreement had at all times been in effect and (b) the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize,

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prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.

9.17.Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic image scan transmission (e.g., “PDF” or “tif” via email) shall be as effective as delivery of a manually signed counterpart of this Agreement.

9.18.Effectiveness. This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.

9.19.Patriot Act. Each Lender and the Administrative Agent (for itself and not on behalf of the Lenders) hereby notifies each Credit Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies a Credit Party, which information includes the name and address of such Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Credit Party in accordance with the Patriot Act.

9.20.Prior Agreements. This Agreement and the other Credit Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Credit Documents and unless specifically set forth in a writing contemporaneous herewith the terms, conditions and provisions of any and all such prior agreements do not survive execution of this Agreement.

9.21.Third Party Beneficiaries. The Backup Servicer (including, for the avoidance of doubt, if it is then acting as Successor Servicer) and the Collection Account Bank shall be express third party beneficiaries of the provisions of Section 2.10.

9.22.Confidentiality.

(a)Unless required by law or regulation to do so or otherwise expressly permitted by the Credit Documents, none of the Lenders, the Administrative Agent and the Collateral Agent, on the one hand, nor any Credit Party, on the other hand, shall publish or otherwise disclose any information and material of any type, scope or subject matter relating to another party, the material terms of the Facility, any of the Credit Documents or the transactions contemplated hereby or thereby (collectively, “Confidential Information”) to any Person (other than an Affiliate). No party shall publish any press release naming the other party without the prior written consent of the other. Notwithstanding the foregoing, but subject to the requirements of any applicable privacy laws, each party may disclose the Confidential Information (a) to any of their respective Affiliates and to their and their respective Affiliates’ officers, directors, managers, administrators, trustees, employees, agents, accountants, legal counsel and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential),
(b)to the extent required by applicable law, regulation, subpoena or other legal process, (c) to the

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extent requested by any governmental or regulatory authority purporting to have jurisdiction over such party (including any self-regulatory authority), (d) to Standard & Poor’s, Moody’s or any other nationally recognized statistical rating organization in connection with the rating of this Facility pursuant to Section 5.12, (e) to any other party involved in the Facility, (f) in connection with the exercise of any remedies hereunder or under any of the other Credit Documents or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (g) pursuant to Section 5.10, (h) with the consent of the other parties, (i) with respect to the Lenders or Agents, to any participants, equity investors or institutional creditors or potential participants, equity investors or institutional creditors of such party and/or its Affiliates or (j) to the extent that such information (i) was or becomes available to such party from a source other than a party hereto other than as a result of a beach under this Section 9.22, (ii) has been independently acquired or developed by any such party without violating any of their respective obligations under this Agreement, or (iii) becomes publicly available other than as a result of a breach of this Section 9.22; provided, however, that in the case of any disclosure of information which includes, directly or indirectly, the identity of any Obligor, the Person disclosing such information shall provide to the Company and the Borrower not less than ten (10) Business Days’ prior notice of such disclosure provided, further, each party (A) hereto acknowledges and understands that the Confidential Information may contain “nonpublic personal information” as that term is defined in Section 6809(4) of the Gramm-Leach-Bliley Act (the “Act”), and each party hereto agrees to maintain such nonpublic personal information received hereunder in accordance with the Act and other applicable federal and state privacy laws, (B) shall, and shall direct employees, Affiliates directly involved in the transaction contemplated by the Credit Documents and its respective advisors to (i) not disclose such nonpublic personal information to any third party, that is not a party to a Credit Document, including third party service providers, without the prior written consent of the Borrower; (ii) agree not to use nonpublic personal information for any purpose not reasonably contemplated by their respective roles in the transactions contemplated by the Credit Documents; (iii) protect against any unauthorized access to or use of such nonpublic personal information; (iv) in the event of any actual or apparent theft, unauthorized use or disclosure of such nonpublic personal information, immediately commence all reasonable efforts to investigate and correct the causes and remediate the results thereof; and
(v) as soon as practicable following its having actual knowledge or receipt of written notice of any event described in clause (iv) hereof, provide notice thereof to the Borrower, and the Servicer, and such further information and assistance as may be reasonably requested by the Borrower or Servicer in relation thereto. This confidentiality agreement shall apply to any and all information relating to the Facility, any of the Credit Documents and the transactions contemplated hereby and thereby at any time on or after the date hereof.

(b)Notwithstanding anything to the contrary herein, the parties hereto (and each of their employees, representatives and other agents) may disclose to any Persons, without limitation of any kind, the tax treatment and tax structure of the transaction contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to either party relating to such tax treatment and tax structure; provided that this Section 9.22(b) does not authorize any party hereto (or any of its employees, representatives or other agents) to disclose any information that is not necessary to understanding the tax treatment and tax structure of the transaction contemplated by the this Agreement or that does not relate directly to the tax treatment and tax structure of the transaction contemplated by this Agreement (including, if applicable, the identity of the parties hereto and any information that could

96

reasonably lead another to determine the identity of the parties hereto), or to the extent it is reasonably necessary to keep any such information confidential in order to comply with any federal or state securities law. This Section 9.22(b) is intended to make certain that this Agreement does not cause any of the transactions contemplated by this Agreement to constitute “confidential transactions” within the meaning of Treasury Regulations Section 1.6011-4(b)(3), 301.6111-2(c), 301.6111-3(b)(2)(ii)(B) and any similar applicable state or local law in effect as of the date hereof, and it shall be construed accordingly.

(c)Each party hereto agrees that it will, upon the termination of this Agreement and the repayment of all Obligations owing by the Borrower hereunder, upon written request therefor from the Servicer within ninety (90) days of the date of such termination and repayment, return or destroy (in the Administrative Agent’s reasonable discretion and at the Servicer’s expense) any copies of confidential information related thereto then in its possession to the Servicer, except such copies and related materials as are required to be retained by any applicable law, regulation, professional standard or internal compliance policies, which copies shall remain subject to the terms of this Section 9.22 for so long as they are so retained.

9.23.No Consolidation. Each Lender hereby covenants and agrees that, to the extent that any bankruptcy, reorganization, insolvency or liquidation proceedings, or other proceedings under the Bankruptcy Code or any other Debtor Relief Laws (a “Bankruptcy Action”) is instituted or commenced against any Credit Party (other than the Borrower) as debtor (the “Debtor”), if such Lender is a creditor of the Debtor, such Lender shall not seek or consent to the consolidation of the Borrower with the Debtor with respect to such Bankruptcy Action.

9.24.Defaulting Lenders. In the event that any Ares Lender or the Agent syndicates the Facility (other than to Affiliates of such Ares Lender or the Agent), if any Lender defaults (in each case, a “Defaulting Lender”) in its obligation to fund (a “Funding Default”) any Loan (in each case, a “Defaulted Loan”), then:

(a)during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Credit Documents;

(b)to the extent permitted by applicable law, until such time as the Default Excess, if any, with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment (in accordance with the terms of this Agreement) of the Loans shall, if Administrative Agent so directs at the time of making such voluntary prepayment, be applied to the Loans of other Lenders as if such Defaulting Lender had no Loans outstanding and the Revolving Loan Commitment of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Loans shall, if Administrative Agent so directs at the time of making such mandatory prepayment, be applied to the Loans of other Lenders (but not to the Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that the Company shall be entitled to retain any portion of any mandatory prepayment of the Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b);

97

(c)no Revolving Loan Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 9.24, performance by the Borrower of its obligations hereunder and the other Credit Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 9.24. The rights and remedies against a Defaulting Lender under this Section 9.24 are in addition to other rights and remedies which the Credit Parties and the Administrative Agent may have against such Defaulting Lender with respect to any Funding Default.

9.25.ERISA. (a) Each Lender represents and warrants to the Administrative Agent and each Credit Party that with respect to each Loan, either (i) no portion of such Loan shall be funded or held with the “plan assets” of any “benefit plan investor” within the meaning of Section 3(42) of ERISA (“Plan Assets”) or (ii) if such Loan is funded or held with Plan Assets, (A) then an investment manager with respect to such Plan Assets qualifies, and is acting, as a QPAM with respect to such Plan Assets, and all conditions of the QPAM Exemption have been satisfied with respect to such Loan or (B) Lender has provided Administrative Agent with evidence that the conditions of another applicable exemption from the prohibited transaction provisions under ERISA, the Code or Similar Laws, to the extent applicable, have been met.

(b)The Borrower represents and warrants to the Administrative Agent and each Lender that, with respect to any “employee benefit plan” within the meaning of Section 3(3) of ERISA (other than such a plan that is maintained by Borrower or an “affiliate” of the Borrower within the meaning of Section VI(c) of the QPAM Exemption for the benefit of its own employees), neither Borrower nor any “affiliate” of the Borrower within the meaning of Section VI(c) of the QPAM Exemption has the authority to appoint or terminate any person as a QPAM or to negotiate the terms of a QPAM’s management agreement with a plan.

(c)Each Lender that funds all or any part of a Loan with Plan Assets acknowledges and agrees that none of the Credit Parties or any of their respective Affiliates involved in the transactions contemplated by this Agreement has undertaken or is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions covered by this Agreement or any Credit Document with respect to such Lender.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above,

SMC FINANCING LLC
as Borrower

By: Name: Title:

Chief Financial Officer and Treasurer

SOUTHERN MANAGEMENT CORPORATION
in its individual capacity and as Seller and Servicer
Title: Chief Financial Officer and Treasurer

[Signature Page to Credit Agreement]

ARES AGENT SERVICES, L.P.,
as Administrative Agent and Collateral Agent

By: Ares Agent Services GP LLC, its General Partner

Name:
Title:
JAUTHORIZED SIGNATORY

SONORAN CACTUS PRIVATE ASSET BACKED FUND, LLC,
as a Lender
By: Ares Cactus Operating Manager GP, LLC, its Manager
-
Title:    AUTHORIZED SIGNATORY

GLENLAKE LOAN FUND, LLC,
as a Lender
By: Ares Management ILC, its Investment Manager

By: -
Title:

ARES LOAN ORIGINATION LP,
as a Lender
By: Ares ICOF m Management LP, its Investment Manager By: -
Name:
Title:

[Signature Page to Credit Agreement]

ARES CREDIT STRATEGIES INSURANCE DEDICATED FUND SERIES INTERESTS
OF THE SALi MULTI-SERIES FUND, L.P.,
as a Lender

By: Ares Management LLC, its investment subadvisor
By:
Title

DEARBORN PARK ASSET-BACKED FUND LLC,
as a Lender

By: Ares Management LLC, its Manager
By:_-
Name:
Title:

ARES MULTI-CREDIT FUND LLC,
as a Lender
By: Ares Management LLC, its manager

By:.
Name:
Title:

ARES DIRECT FINANCE I LP,
as a Lender

By: Ares Capital Management, its investment manager

By
Name:
Title:

[Signature Page to Credit Agreement]

APPENDIX A

REVOLVING COMMITMENTS

[***]

Appendix A-1

APPENDIX B
TO CREDIT AGREEMENT
NOTICE ADDRESSES
[***]

Appendix B-1

APPENDIX C TO CREDIT AGREEMENT
ELIGIBILITY CRITERIA

[***]

Appendix C-2

APPENDIX D TO CREDIT AGREEMENT
EXCESS CONCENTRATION AMOUNTS

[***]

Appendix D-3

APPENDIX E-1 TO CREDIT AGREEMENT
TIER 1 COLLATERAL PERFORMANCE TRIGGERS

[***]

Appendix E-1-1

APPENDIX E-2 TO CREDIT AGREEMENT
TIER 2 COLLATERAL PERFORMANCE TRIGGERS

[***]

Appendix E-1-2

EXHIBIT A

[FORM OF] FUNDING NOTICE
[***]

EXHIBIT A-3

EXHIBIT B

[FORM OF] REVOLVING NOTE
[***]

EXHIBIT C

[FORM OF] BORROWING BASE CERTIFICATE

[***]

EXHIBIT C-1

EXHIBIT D

[FORM OF] ASSIGNMENT AGREEMENT
[***]

EXHIBIT D-7

EXHIBIT D

EXHIBIT D-8

EXHIBIT E

[FORM OF] CLOSING DATE CERTIFICATE

[***]

EXHIBIT E-9

EXHIBIT F

[FORM OF] SOLVENCY CERTIFICATE

[***]

EXHIBIT F-1

EXHIBIT G

CREDIT POLICIES
[***]

EXHIBIT G-1

EXHIBIT H

[FORM OF] FUNDS RELEASE REQUEST
[***]

EXHIBIT H-2

EXHIBIT I

FORM OF CONTRACT

[***]

EXHIBIT I-1

SCHEDULE 1.1

SPECIFIED LOCAL AMOUNTS

[***]

SCHEDULE 1.2

MINIMUM ACCOUNT AMOUNTS

[***]